UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Royal Caribbean Cruises Ltd.

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Royal Caribbean Cruises Ltd.

NOTICE OF 2016 ANNUAL MEETING AND PROXY STATEMENT

LONDON, ENGLAND ½ MAY 20, 2016

PROXY SUMMARY

Our Annual Meeting is an important event and we look forward to welcoming you. It provides Management and the Board of Directors with an opportunity to receive collective feedback from our shareholders on how we are performing. We place significant value on your opinion and we have strived to highlight in this summary key information for your consideration. It is important, however, that you read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders		Meeting Agenda

When:	May 20, 2016 9:00 AM, local time	●	Elect directors
		●	Approve executive compensation
		●	Approve amended and restated equity plan
Where:	InterContinental London Park Lane One Hamilton Place, Park Lane London W1J 7QY England	●	Ratify Pricewaterhouse Coopers LLP as our independent auditor
		●	Vote on shareholder proposal
		●	Other business that may properly come before the meeting

Record Date:	March 30, 2016

Voting:	Shareholders as of the record date are entitled to vote.

Admission to Meeting:	We encourage our shareholders to attend the meeting. Proof of share ownership will be required for admission. See “General Information” for details.

Voting Matters and Vote Recommendation

	Page for More Information	Board Vote Recommendation
Election of twelve directors	22	FOR
Vote on executive compensation	31	FOR
Approval of the amended and restated 2008 Equity Incentive Plan	57	FOR
Ratification of Pricewaterhouse Coopers LLP as our independent auditor	63	FOR
Shareholder Proposal	65	NO RECOMMENDATION

Governance Highlights

We are committed to maintaining strong governance practices and continually seek to improve in this important area. Board composition, a critical part of our governance framework, was a key focus area in 2015. We proactively sought to strengthen the Board by adding two new talented and independent directors, Mr. Donald Thompson, the former President & CEO of McDonald’s Corporation and Ms. Maritza Montiel, the former Deputy CEO & Vice Chairman of Deloitte LLP. We believe that both new directors are great additions and further contribute to the diversity in experience, attributes and skills of our Board. This brings the total of new Board members in the last five years to five, striking what we believe is an effective balance between continuity and fresh perspective.

Outside Director Tenure	Average Outside Director Tenure

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
					AC	CC	NGC	SEH
John F. Brock	67	2014	Chairman & CEO, Coca-Cola Enterprises	Yes		M	M
Richard D. Fain	68	1981	Chairman & CEO, Royal Caribbean	No
William L. Kimsey	73	2003	Former CEO, Ernst & Young Global	Yes	C		M
Maritza G. Montiel	64	2015	Former Deputy CEO & Vice Chairman, Deloitte	Yes	M
Ann S. Moore	65	2012	Former Chairman & CEO, Time	Yes		M
Eyal M. Ofer	65	1995	Chairman, Ofer Global	Yes			M	M
Thomas J. Pritzker	65	1999	Executive Chairman, Hyatt Hotels	Yes			C
William K. Reilly	76	1998	Founding Partner, Aqua International Partners	No				C
Bernt Reitan	67	2004	Former Executive Vice President, Alcoa	Yes	M	C
Vagn O. Sørensen	56	2011	Former President & CEO, Austrian Airlines Group	Yes	M	M		M
Donald Thompson	53	2015	Retired President & CEO, McDonald’s	Yes		M		M
Arne Alexander Wilhelmsen	50	2003	Chairman, AWILHELMSEN AS	Yes			M

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NGC	Nominating and Corporate Governance Committee
SEH	Safety, Environment and Health Committee

Other Key Governance Facts

Current size of the Board	12
Current number of Independent Directors	10
Audit, Compensation and Nominating Committees Consist Entirely of Independent Directors	Yes
All Directors Attended at least 75% of Meetings Held	Yes
Majority Voting for Directors	Yes
Non-Management Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Shareholder Ability to Call Special Meetings (50% threshold)	Yes
Shareholder Ability to Act by Written Consent	Yes
Annual Vote on Executive Compensation	Yes
Management Succession Planning	Yes
Poison Pill	No
Directors and Employees Permitted to Hedge Company Shares	No

Executive Compensation Programs

The foregoing summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and we urge you to read the entire proxy statement carefully before voting.

2015 marked the second year of our four year DOUBLE-DOUBLE program (DOUBLE-DOUBLE) and the strong results we achieved keep us on track to accomplish our goal of doubling 2014 Adjusted Earnings per Share and achieving double-digit Return on Invested Capital by 2017. Our compensation programs responded to these outcomes as outlined below.

How We Performed	How We Paid our Executives

●     Record Adjusted EPS* of $4.83, representing a second consecutive year of 40%+ year over year earnings growth

●     Record Adjusted Net Income* in excess of $1 billion

●     2015 ROIC** was 7.6%, up from 5.9% for 2014

●     6th consecutive year of constant currency net yield improvement

●     Strong cost discipline resulting in a 0.6% decrease in net cruise costs excluding fuel

●     One year total shareholder return of 25%; cumulative five-year shareholder return of approximately 130%

●     Significant operational/strategic achievements, including:

●     Continued strong onboard revenue growth

●     Highly successful introduction of Quantum of the Seas to the China market

●     Successful delivery and introduction of Anthem of the Seas as well as Mein Schiff 4 for our TUI Cruises joint venture

●     Launched operations of SkySea Cruises in China

●     25% dividend growth

●     Repurchased $200 million of shares

●     Continued focus on “at-risk” pay, with 89% of target compensation for our Chairman & CEO (and 74% for other NEOs) variable based on Company performance

●     Recognizing that the Chairman & CEO’s total target compensation was well below market median (24th percentile) and in light of continued high performance, increased his total target compensation to slightly above median (with 100% of the increase variable based on Company performance)

●     Recognizing that total target compensation for the other NEOs was also below market median (in most cases 25th percentile or lower) and in light of continued high performance, increased total target compensation to between the 25th and 50th percentile of the market (with significant percentage of the increase variable based on Company performance)

●     Paid bonuses to our NEOs between 117% and 134% of target based on exceeding defined metrics (CEO bonus at 121% of target)

*	See Annex A for reconciliation of non-GAAP and GAAP measures presented.

**	See page 43 for ROIC calculation methodology.

We place significant focus on the design of our executive compensation programs as we believe their effectiveness is crucial to our success as a company. We assess our programs regularly and strive diligently to continuously make improvements as well as incorporate shareholder feedback. While we have tried to maintain a reasonable level of consistency and continuity over the years, we enhanced our program in 2015 to increase our emphasis on long-term performance based compensation and better align our compensation programs with our DOUBLE-DOUBLE goals. Our 2015 program is summarized in the table below.

Snapshot of our 2015 Executive Compensation Program
● Continued emphasis on “at risk” compensation

●     89% of target compensation for Chairman & CEO (and 74% for other NEOs) varies based on Company performance

●     Adjusted the weighting of the equity award vehicles for our Chairman & CEO to approximately 55% performance shares and 45% restricted stock units

●     50% of annual long-term incentive awards for other NEOs comprised of performance shares

● Enhanced long-term performance focus of our programs

●     Weighted compensation changes for our NEOs primarily towards long-term incentive awards

●     Changed our performance share plan measurement to a three-year measurement period to better align with the longer-term interests of the Company and shareholders

●     Extended the compensation clawback period applicable to our performance share grants to 2 years following the end of the performance period

● Implemented changes to align with our DOUBLE-DOUBLE program while also continuing to stress importance of critical operational measures

●     Added a second measure to our performance share plan so that, consistent with our DOUBLE-DOUBLE program, payouts are based both on ROIC and EPS

●     Set target payout for 2015 performance share grants to correspond with DOUBLE-DOUBLE goals (i.e. 2017 Adjusted EPS double 2014 Adjusted EPS and 2017 ROIC 10.0%)

●     Implemented a one-time cash bonus opportunity for 2015 for bonus eligible employees, excluding the CEO, designed to reward employees for generating outsized revenue yields in 2015

●     Continued the use of both shorter-term financial measures and critical operational measures, such as safety and guest and employee engagement, in our annual incentive program

Our 2016 executive compensation program is generally consistent with the 2015 program with the exception that we further increased the emphasis on performance for our Chairman & CEO’s compensation package by adjusting the split on his long-term incentive compensation from 55% performance shares/45% restricted stock units to 60% performance shares/40% restricted stock units. In setting performance targets for 2016 long-term incentive grants, we again used a three year performance period and set both ROIC and EPS as the applicable metrics.

In furtherance of our compensation program objectives, we maintain a high level of corporate governance standards within our executive compensation programs as follows:

What We Do	What We Don’t Do

  ●     Hold our executives to meaningful stock          ownership guidelines

  ●     In the event of a change-in-control, only provide      severance benefits if there is an accompanying      termination

  ●     Offer limited perquisites or other executive-only      benefits

  ●     Design our programs so as not to encourage      unnecessary and excessive risk taking

  ●     Include “clawback” provisions for our cash and      equity incentive awards

  ●     Prohibit our employees and directors from entering      into any transaction to hedge the economic risk of      owning the Company’s stock

  ●     Hold an annual “say-on-pay” advisory vote

●     No repricing of underwater stock options

●     No cash buyouts of underwater stock options

●     No tax-gross up provisions on any change-in-control        severance benefits

●     No tax-gross ups provided on perquisites or
       executive benefits

ROYAL CARIBBEAN CRUISES LTD.

1050 Caribbean Way

Miami, Florida 33132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Royal Caribbean Cruises Ltd. will be held at 9:00 A.M., local time, on Friday, May 20, 2016 at the Intercontinental London Park Lane, One Hamilton Place, Park Lane, London, W1J 7QY, England, for the following purposes:

1.	To elect twelve directors to our Board of Directors, each for a one-year term expiring in 2017;

2.	To hold an advisory vote to approve the compensation of our named executive officers;

3.	To approve the amended and restated 2008 Equity Incentive Plan;

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact such other business, including voting on one shareholder proposal, as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 30, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

As in prior years, we will furnish our proxy materials over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are sending a Notice of Internet Availability of Proxy Materials rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials. This process will substantially reduce the costs associated with printing and distributing our proxy materials.

To make it easier for you to vote, Internet voting is available. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, you are urged to vote as soon as possible by Internet or mail so that your shares may be voted in accordance with your wishes. The giving of a proxy does not affect your right to revoke it later or vote your shares in person in the event you should attend the Annual Meeting.

April 8, 2016	Bradley H. Stein
General Counsel and Secretary

ROYAL CARIBBEAN CRUISES LTD.

1050 Caribbean Way

Miami, Florida 33132

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2016

This proxy statement is being furnished to you in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Intercontinental London Park Lane, One Hamilton Place, Park Lane, London, W1J 7QY, England, on Friday, May 20, 2016 at 9:00 a.m., local time, and any adjournments or postponements thereof. References in this proxy statement to “we,” “us,” “our,” the “Company” and “Royal Caribbean” refer to Royal Caribbean Cruises Ltd. The complete mailing address, including zip code, of our principal executive offices is 1050 Caribbean Way, Miami, Florida 33132 and our telephone number is (305) 539-6000.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under the rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and helps to conserve natural resources. On or about April 8, 2016, we mailed to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and our Annual Report, on the Internet and how to access a proxy card to vote on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com.

GENERAL INFORMATION

Who May Vote

Each share of our common stock outstanding as of the close of business on March 30, 2016 (the record date) is entitled to one vote at the Annual Meeting. At the close of business on March 30, 2016, 215,936,253 shares of our common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date. These shares include shares that are (1) held of record directly in your name (in which case, you are a “Record Holder” with respect to such shares) and (2) held for you as the beneficial owner through a broker, bank or other nominee (in which case, you are a “Beneficial Holder” with respect to such shares). There are some distinctions between being a Record Holder and a Beneficial Holder as described herein.

Shares held of record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the Record Holder with respect to those shares, and the Notice of Internet Availability was sent directly to you by Royal Caribbean. As the Record Holder, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet as described in the Notice and below under the heading “How to Vote.”

Shares owned beneficially

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the Beneficial Holder of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the Beneficial Holder, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting.

Requirements to Attend the Annual Meeting

You are invited to attend the Annual Meeting if you are a Record Holder or Beneficial Holder as of March 30, 2016. If you are a Record Holder, you must bring proof of identification such as a valid driver’s license for admission to the Annual Meeting. If you are a Beneficial Holder, you will need to provide proof of ownership by bringing either your proxy card provided to you by your broker or a copy of your brokerage statement showing your share ownership as of March 30, 2016.

How to Vote

Voting in Person

Shares held in your name as the Record Holder may be voted in person at the Annual Meeting. Shares for which you are the Beneficial Holder may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual Meeting

Regardless of how you hold your shares, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held as a Beneficial Holder, by submitting voting instructions to your broker, bank or nominee. You may also vote using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker or other holder of record provided to you for more information on these options. Votes cast by Internet have the same effect as votes cast by submitting a written proxy card.

How Proxies Work

All properly executed proxies will be voted in accordance with the instructions contained thereon and, if no choice is specified, the proxies will be voted:

•	FOR the election of the twelve nominees for director named below (Proposal No. 1);

•	FOR the approval of the compensation of our named executive officers (Proposal No. 2);

•	FOR the approval of the amended and restated 2008 Equity Incentive Plan (Proposal No. 3); and

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP (Proposal No. 4).

If you do not specify a choice with respect to the shareholder proposal on proxy access (Proposal No. 5), your shares will be voted in the same proportion as other shares for which valid and timely instructions have been received have been voted, or as otherwise required by applicable law.

Under New York Stock Exchange (“NYSE”) rules, if you are a Beneficial Holder and you do not instruct the nominee in a timely fashion how to vote your shares (so-called “broker non-votes”), the broker or nominee can vote your shares as it sees fit only on matters that are determined to be routine, and not on any other proposal. Proposal No. 4 regarding the ratification of the auditors is a routine proposal and, accordingly, your nominee may vote on such proposal even if it does not receive voting instructions from you. Your nominee cannot vote on Proposals No. 1, 2, 3 or 5 without your instructions.

Matters to be Presented

We are not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Vote Necessary to Approve Proposals

We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are represented at the Annual Meeting in person or by proxy. If you vote via the Internet or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The affirmative vote of a majority of the votes cast by the holders of outstanding shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote with respect to the subject proposal is required to approve each proposal.

Although abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, they will not have any effect on the outcome of any proposal.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. They shall also receive, count and tabulate ballots and votes and determine the results thereof.

Revoking a Proxy

Any proxy may be revoked by a shareholder at any time prior to the final vote at the Annual Meeting by voting again on a later date via the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and submitting a later-dated proxy or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our corporate secretary at 1050 Caribbean Way, Miami, Florida 33132 a written notice of revocation prior to the Annual Meeting.

CORPORATE GOVERNANCE

We are committed to maintaining strong governance practices as we evolve as a company and regularly assess our practices to determine effectiveness and whether additional enhancements should be made.

Corporate Governance Principles

We have adopted corporate governance principles which, along with our Board committee charters, provide the framework for the governance of the Company. The corporate governance principles address such matters as director qualifications, director independence, director compensation, Board committees and committee evaluations. We believe that the corporate governance principles comply with the corporate governance rules adopted by the NYSE. A copy of these principles is posted in the corporate governance section on our website at www.rclinvestor.com.

Board of Directors and Committees

Meetings

The Board held 7 meetings during 2015. In 2015, each of our directors attended at least 75% of an aggregate of all meetings of the Board and of any committees on which he or she served during the period the director was on the Board or committee.

In addition to regularly scheduled Board meetings, non-management directors regularly meet in executive sessions without management directors and/or any non-independent directors. The Lead Director presides at such meetings.

We do not have a formal policy regarding Board member attendance at the annual shareholders meeting. 3 of our Board members attended our 2015 annual shareholders meeting (including Mr. Donald Thompson who was first elected to the Board at the meeting).

Board Committees

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Safety, Environment and Health Committee. Each committee has adopted a written charter, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors in its discretion. The primary responsibilities of each committee are summarized in the charts below and set forth in more detail in each committee’s written charter, which can be found in the corporate governance section on our website at www.rclinvestor.com. In addition to these committees, the Board may, from time to time, authorize additional Board committees to assist the Board in executing its responsibilities.

Audit Committee
Members:	Responsibilities:
William L. Kimsey (Chair)	• Oversight of
Maritza G. Montiel	¡ the integrity of our financial statements
Vagn O. Sørensen Bernt Reitan

¡      the qualifications and independence of our principal independent auditor

¡      the performance of our internal audit function and principal independent auditor

¡      our compliance with the legal and regulatory requirements in connection with the foregoing

•      Review of and discussions with management and the principal independent auditor regarding the annual audited and quarterly financial statements of the Company and related disclosures

• Preparation of Report of the Audit Committee (page 74)

Meetings Held During	Independence and Financial Expertise:
2015: 9	• The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and audit committee members

• The Board has concluded that Mr. Kimsey, Ms. Montiel and Mr. Sørensen each qualify as an “audit committee financial expert” within the meaning of SEC rules

Compensation Committee
Members:	Responsibilities:
Bernt Reitan (Chair) John F. Brock Ann S. Moore Vagn O. Sørensen Donald Thompson

•      Overall responsibility for approving and evaluating the executive compensation plans, policies and programs of the Company

•      Annual determination of CEO compensation levels, taking into account corporate goals and CEO performance against these goals

•      Annual determination of senior executive compensation levels

• Periodic review and recommendations for director compensation • Preparation of Report of the Compensation Committee (page 35)

Meetings Held During	Independence:
2015: 4	• The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE standards of independence for directors and compensation committee members

Nominating and Corporate Governance Committee
Members:	Responsibilities:
Thomas J. Pritzker (Chair) John F. Brock William L. Kimsey Eyal M. Ofer Arne Alexander Wilhelmsen

•      Identification of individuals qualified to become Board members

•      Recommendation to the Board of director nominees

•      Recommendation to the Board of corporate governance principles

•      Recommendation to the Board of Board committee nominees

• Recommendation to the Board of Board committee structure, operations and Board reporting • Oversee evaluation of Board and management performance

Meetings Held During	Independence:
2015: 7	• The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE standards of independence for directors

Safety, Environment and Health Committee
Members:	Responsibilities:
William K. Reilly (Chair) Eyal M. Ofer Vagn O. Sørensen Donald Thompson

•      Oversight of our management concerning the implementation and monitoring of our safety (including security), environmental and health programs and policies

•      Monitor overall safety, environment and health compliance and performance

•      Review of safety, environment and health programs and policies on board our cruise ships

Meetings Held During 2015: 3

Board Leadership Structure

The Board believes that one of its key responsibilities is to evaluate and implement an optimal leadership structure to facilitate appropriate oversight by an engaged Board of Directors. The Board has considered these matters during the past year and has concluded that the current leadership structure is appropriate to the Company’s current circumstances. Nonetheless, in keeping with our “continuous improvement” philosophy, the Board will review this again during the coming year to evaluate whether further improvements are advisable.

The current leadership structure of the Board consists of:

Name	Title
Richard Fain	Chairman & Chief Executive Officer
William Kimsey	Lead Director, Chairman of Audit Committee
Bernt Reitan	Chairman of Compensation Committee
Thomas Pritzker	Chairman of Nominating and Corporate Governance Committee
William Reilly	Chairman of Safety, Environment and Health Committee

Mr. Kimsey is our Lead Director. As Lead Director, Mr. Kimsey is responsible for presiding at and calling meetings of non-management directors, serving as a liaison between the Chairman and the non-management directors, advising the Chairman on and approving Board meeting agendas and schedules as well as information sent to the Board and, if requested by major shareholders, being available as appropriate for consultation and direct communication. The Lead Director serves at the pleasure of the non-management directors and may be replaced at any time by a majority of the non-management directors.

The Board also reviewed the management structure within the Company and particularly the combined role of Chairman & Chief Executive Officer. After consideration, the Board concluded that combining the roles is the most appropriate for our current circumstances. Mr. Fain has served as both Chairman & CEO for almost 30 years. His experience and knowledge of our company and his position in our industry are unparalleled. He has effectively led the Company in both roles during the Company’s evolution, including through a number of challenging industry and macroeconomic environments. Over the years, he has developed strong working relationships and trust with other members of the Board. Further, the Board believes that the significant leadership roles undertaken by Mr. Kimsey as well as the various non-management directors who chair the other Board committees strike an appropriate balance between effective Board leadership and independent oversight of management.

While currently appropriate, the Board notes that this conclusion is very specific to today’s circumstances. As these specific circumstances change, the Board intends to review the leadership structure, including the issue of combining the Chairman and Chief Executive Officer roles, and to make any changes that are appropriate at that time.

Succession Planning

Our Board, with the assistance of our Compensation Committee, oversees Chief Executive Officer succession planning. In accordance with our corporate governance principles, our Board recently performed its annual review of management succession planning. In addition to reviewing the qualifications for the Chief Executive Officer job, the Board evaluated potential successors to the position and considered the appropriate process going forward. In addition, the Board reviewed management development programs within the Company to assist executives in enhancing their skills and experience so as to prepare them for greater responsibilities in the future. Lastly, the Board reviewed our emergency management succession plan.

Risk Oversight and Board Role

We have a formal enterprise risk management program. Pursuant to this program, management annually performs a Company-wide enterprise risk assessment under the supervision of the Audit & Advisory Services department. This assessment is updated at least once during the course of the year. The assessment identifies those risks inherent in our business plans and strategies with the greatest potential to impact the achievement of our business objectives. This assessment is used to provide us with a risk-based approach to managing our business. Management reviews and discusses the risk assessment report and updates thereto with the Audit Committee and the Board. In addition, committees of the Board consider and review with management at regularly scheduled committee meetings ongoing financial, strategic, operational, legal and compliance risks inherent in the business activities applicable to each committee’s area of responsibility. The committee chairs inform the Board of the outcome of these reviews through reports to the Board at the regularly scheduled Board meetings.

Director Independence

Under the corporate governance rules of the NYSE and our corporate governance principles, a majority of our directors are required to be independent within the meaning of the NYSE standards of independence for directors. Our corporate governance principles contain guidelines established by the Board to assist it in determining director independence in accordance with these NYSE standards. The Board believes that directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom, and the Board expects that some minority of its Board will not meet the NYSE’s independence standards.

To be considered independent under the NYSE independence standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company or any of its subsidiaries (collectively, the “Royal Caribbean Group”). The Board has established the following guidelines to assist it in determining director independence in accordance with those standards:

•	A director will not be independent if:

¡

the director is, or has been within the preceding three years, an employee of the Royal Caribbean Group, or an immediate family member is, or has been within the preceding three years, an executive officer of the Royal Caribbean Group, other than in each instance as interim Chairman, interim CEO or other interim executive officer;

¡

the director or an immediate family member has received during any twelve-month period within the preceding three years more than $120,000 in direct compensation from the Royal Caribbean Group other than (A) director and committee fees, (B) pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (C) compensation for former services as an interim Chairman, interim CEO or other interim executive officer or (D) compensation to an immediate family member for service as a non-executive employee of the Royal Caribbean Group;

¡

the director is a current partner or employee of Royal Caribbean’s internal or external auditor (in either case, the “Auditor”) or has an immediate family member who is either (A) a current partner of the Auditor or (B) a current employee who personally works on Royal Caribbean’s audit;

¡	the director or an immediate family member was within the last three years a partner or employee of the Auditor and personally worked on Royal Caribbean’s audit within that time;

¡

the director or an immediate family member is, or has been within the preceding three years, employed as an executive officer of another company where any of Royal Caribbean’s current executive officers at the same time serves or served on the compensation committee of that other company; or

¡

the director is an employee of another company that does business with the Royal Caribbean Group, or the director has an immediate family member that is an executive officer of another company that does business with the Royal Caribbean Group and, in either case, the annual payments to, or payments from, the Royal Caribbean Group within any of the three most recently completed fiscal years exceed $1,000,000 or two percent of the annual consolidated gross revenues of the other company (whichever is greater).

•	The following commercial relationships will not be considered to be material relationships that would impair a director’s independence:

¡

if a director is an employee of another company that does business with the Royal Caribbean Group and the annual payments to, or payments from, the Royal Caribbean Group are less than $1,000,000 or two percent of the annual consolidated revenues of the company he or she serves as an employee (whichever is greater);

¡

if a director is an employee of another company which is indebted to the Royal Caribbean Group, or to which the Royal Caribbean Group is indebted, and the total amount of indebtedness to the other is less than two percent or $1,000,000 (whichever is greater) of the total consolidated assets of the company he or she serves as an employee; and

¡

if an immediate family member of a director is an executive officer of another company that does business with the Royal Caribbean Group, and the annual payments to, or payments from, the Royal Caribbean Group, are less than two percent or $1,000,000 (whichever is greater) of the annual consolidated revenues of the company the immediate family member serves as an executive officer.

Each director must regularly disclose to the Board whether his or her relationships satisfy these independence tests. Based on these disclosures and other information available to it, the Board has determined that each of the directors is independent with the exception of Messrs. Fain and Reilly. Mr. Fain is not considered independent as a result of his position as Chairman & CEO of the Company. Mr. Reilly is not considered independent due to his prior consulting arrangement with the Company. Although this arrangement terminated as of December 31, 2013, under the NYSE independence standards and our guidelines, Mr. Reilly will not be considered independent until December 31, 2016. In determining that Mr. Pritzker is independent, the Board considered the transactions described below in “Certain Relationships and Related Person Transactions — Related Person Transactions”.

Selection of Director Candidates

In identifying and evaluating candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers the personal and professional ethics, integrity and values of the candidate, his or her willingness and ability to evaluate, challenge and stimulate, and his or her ability to represent the long-term interests of the shareholders. The Nominating and Corporate Governance Committee also considers the candidate’s experience in business and other areas that may be relevant to the activities of the Company, his or her leadership ability, the applicable independence requirements, the current composition of the Board and the appropriate balance between the value of continuity of service by existing members of the Board with that of obtaining a new perspective.

The Board recognizes the value and importance of diversity and has designed our director nomination process to consider diversity when evaluating prospective nominees. As diversity can encompass many attributes, the Board amended our corporate governance principles in 2015 to emphasize that our definition of diversity includes matters of race, gender and ethnicity. The Nominating and Corporate Governance Committee is committed to seeking out qualified and diverse director candidates, including women and individuals from minority groups, to include in the pool from which nominees are chosen.

The Nominating and Corporate Governance Committee has been committed to refreshing the Board by adding new directors. Five new members have been added to the Board within the past five years, including two during this past year. These persons bring different experiences to the Board and in the case of three of them expand the Board’s diversity in terms of gender, race and ethnicity.

The Nominating and Corporate Governance Committee regularly engages third party search firms to identify or assist in identifying potential director nominees. The Nominating and Corporate Governance Committee seeks to identify director candidates from a variety of sources, including search firms, personal connections, shareholder recommendations and recommendations by others. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders that are submitted as described in our corporate governance principles. During the last year, we employed an outside firm to assist us with our search process for new directors. In working with this firm, the Nominating and Corporate Governance Committee explicitly requested that they look for diverse candidates.

Family Relationships

There are no family relationships among our officers and directors or director nominees.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, including our executive officers, and our directors. A copy of the Code of Business Conduct and Ethics is posted in the corporate governance section of our website at www.rclinvestor.com and is available in print, without charge, to shareholders upon written request to our Corporate Secretary at Royal Caribbean Cruises Ltd., 1050 Caribbean Way, Miami, Florida 33132. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors will be promptly disclosed to investors by posting on our website at www.rclinvestor.com.

Compensation Committee Interlocks and Insider Participation

During 2015, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries, (b) was a former officer of the Company or any of its subsidiaries or (c) engaged in any related person transactions with the Company requiring disclosure under SEC rules. During 2015, no executive officer of the Company served as a member of the board of directors or on the compensation committee of any other company, one of whose executive officers or directors serve or served as a member of the Board or Compensation Committee of the Company.

Amendments to our Articles of Incorporation

Any amendment to our Articles of Incorporation generally requires the authorization by affirmative vote of the holders of not less than two-thirds of all outstanding shares entitled to vote. This requirement does not apply to (1) an amendment to change our registered agent or registered address; (2) an amendment to change the authorized number of shares of stock; or (3) an amendment for establishing and designating the shares of any class or of any series of any class. In the first two cases, our Articles of Incorporation can be amended by the affirmative vote of the holders of a majority of all of our outstanding shares entitled to vote. In the third case, our Board has the power to establish and designate new classes of preferred stock.

Contacting Members of the Board

The Board welcomes questions and comments. Interested parties who wish to communicate with non-management members of the Board can address their communications to the attention of our Corporate Secretary at our principal address or via email to corporatesecretary@rccl.com. The Corporate Secretary maintains a record of all such communications and promptly forwards to the Lead Director those communications that the Corporate Secretary believes require immediate attention. The Corporate Secretary periodically provides a summary of all such communications to the Lead Director and he, in turn, notifies the Board or the chairs of the relevant committees of the Board of those matters that he believes are appropriate for further action or discussion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

This table sets forth information as of March 30, 2016 about persons we know to beneficially own(1) more than five percent of our common stock.

Name of Beneficial Owner	Common Stock (#)		Percentage of Ownership(2)
AWILHELMSEN AS	33,534,512	(3)	15.5%
T. Rowe Price Associates, Inc.	14,837,165	(4)	6.9%
The Vanguard Group	14,748,019	(5)	6.8%
Baillie Gifford & Co.	14,377,450	(6)	6.7%
Osiris Holdings Inc.	11,277,680	(7)	5.2%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 30, 2016 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from March 30, 2016 have been exercised.

(2)	Applicable percentage ownership is based on 215,936,253 shares of common stock outstanding as of March 30, 2016.

(3)

AWILHELMSEN AS is a Norwegian corporation, the indirect beneficial owners of which are members of the Wilhelmsen family of Norway. The shares reported in the table include 5,640,812 shares owned by AWECO Invest AS, an affiliate of AWILHELMSEN AS. AWILHELMSEN AS has the power to vote and dispose of the shares owned by AWECO Invest AS pursuant to an agreement between AWILHELMSEN AS and AWECO Invest AS. The address of AWILHELMSEN AS is Beddingen 8, Aker Brygge, Vika N-0118 Oslo, Norway.

(4)

Represents shares beneficially owned by T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202. The foregoing information is based on a Schedule 13G filed by T. Rowe Price Associates Inc. with the SEC on February 12, 2016.

(5)

Represents shares beneficially owned by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2016.

(6)

Represents shares beneficially owned by Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK. The foregoing information is based solely on a Schedule 13G/A filed by Baillie Gifford & Co. with the SEC on February 9, 2016.

(7)

Osiris Holdings Inc. (“Osiris”) is a Liberian corporation, the indirect beneficial owner of which is a trust primarily for the benefit of certain members of the Ofer family. The shares reported in the table include 9,656,380 shares owned by Osiris and 1,621,300 shares owned by a subsidiary of Osiris. The address of Osiris is c/o Bex Property Management S.A.M., 3 Ruelle Saint Jean, MC 98000 Monaco.

Security Ownership of Directors and Executive Officers

This table sets forth information as of March 30, 2016 about the amount of common stock beneficially owned(1) by (i) our directors; (ii) the named executive officers listed in the “Compensation Discussion and Analysis” below; and (iii) our directors and executive officers as a group.

The number of shares beneficially owned by each named person or entity is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

No shares of common stock held by our directors or named executive officers have been pledged.

Name of Beneficial Owner	Common Stock (#)(2)		Percentage of Ownership(3)
Michael W. Bayley	38,150		*
John F. Brock	8,556		*
Richard D. Fain	1,569,709	(4)	*
Adam M. Goldstein	183,677		*
William L. Kimsey	14,612		*
Harri U. Kulovaara	11,659		*
Jason T. Liberty	6,811		*
Maritza G. Montiel	—
Ann S. Moore	10,359		*
Eyal M. Ofer	24,281	(5)	*
Thomas J. Pritzker	810,091		*
William K. Reilly	18,816		*
Bernt Reitan	17,975		*
Vagn O. Sørensen	15,978		*
Donald Thompson	917		—
Arne Alexander Wilhelmsen	33,538,557	(6)	15.5%
All directors and executive officers as a group (21 persons)	36,369,164		16.8%

*	Denotes ownership of less than 1% of the outstanding shares of common stock

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 30, 2016 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from March 30, 2016 have been exercised.

(2)

The holdings reported in this column for each person include shares of common stock issuable upon the exercise of stock options that are exercisable as of March 30, 2016 or will be exercisable within 60 days from March 30, 2016 and the vesting of restricted stock units and performance shares that are scheduled to vest within 60 days from March 30, 2016 as follows:

Mr. Bayley	13,463	Mr. Kulovaara	2,597	Mr. Reilly	9,845
Mr. Fain	154,112	Mr. Ofer	18,423	Mr. Reitan	646
Mr. Liberty	581	Mr. Pritzker	18,423	Director/Officer	248,729
				group

The reported holdings do not include options that are not exercisable within 60 days of March 30, 2016, restricted stock units that are not scheduled to vest or settle within 60 days of March 30, 2016 and performance shares that are not scheduled to vest within 60 days of March 30, 2016.

(3)	Applicable percentage ownership is based on 215,936,253 shares of common stock outstanding as of March 30, 2016.

(4)

Includes 426,912 shares owned by various trusts primarily for the benefit of certain members of the Fain family. Mr. Fain disclaims beneficial ownership of some or all of these shares. Does not include shares owned by other trusts for the benefit of members of the Fain family in which Mr. Fain does not have any beneficial or pecuniary interest or shares directly or indirectly owned by Mr. Fain’s adult children.

(5)	Does not include 11,277,680 shares beneficially owned by Osiris.

(6)	Includes 33,534,512 shares beneficially owned by AWILHELMSEN AS. Mr. Wilhelmsen disclaims beneficial ownership of these shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity plan information as of December 31, 2015.

Plan Category	Column A: Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by security holders	1,736,669	(1)	$33.69	(2)	3,493,643	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	1,736,669		$33.69		3,493,643

(1)	Includes outstanding stock options, unvested restricted stock units and unvested performance shares under the following plans: the 2000 Stock Award Plan and the 2008 Equity Incentive Plan.

(2)	Represents the weighted average exercise price of stock options outstanding without regard to equity awards that have no exercise price (including restricted stock units and performance shares).

(3)	Includes shares available for issuance under the 2008 Equity Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, certain officers and persons who beneficially own more than ten percent of our common stock to file reports on Forms 3, 4 and 5 with the SEC. Based solely upon a review of such reports filed since the Company last made such a disclosure in its proxy statement distributed in connection with the 2015 Annual Meeting, all reporting persons filed on a timely basis the reports required by Section 16(a) of the Exchange Act.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

In September 2013, our Board amended our Bylaws to phase out the classification of the Board and provide for the annual election of directors. As of the 2016 meeting, we will have completed the phase-in process and, for the first time, all twelve of our directors are up for re-election.

The Nominating and Corporate Governance Committee recommended, and our Board nominated, each of our 12 directors for re-election. Once elected, directors hold office until the next annual shareholders meeting and until a respective successor is duly elected and qualified.

If any of the nominees is unexpectedly unavailable for election, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board. Each person nominated for election has agreed to serve if elected.

Director Nominees

Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the Board believes each nominee brings to the Board.

John F. Brock

Director since February 2014

Age: 67

Board Committees: Compensation Committee; Nominating and Corporate Governance

Other Public Company Boards: Coca-Cola Enterprises Inc. (New York Stock Exchange)

Mr. Brock has served as Chairman and Chief Executive Officer of Coca-Cola Enterprises Inc. since April 2008 and as Chief Executive Officer since April 2006. From February 2003 until December 2005, Mr. Brock was Chief Executive Officer of InBev, S.A., a global brewer, and from March 1999 until December 2002, he was Chief Operating Officer of Cadbury Schweppes plc, an international beverage and confectionery company. From April 2007 to December 2007, Mr. Brock served as a director of Dow Jones & Company, Inc., a publisher and provider of global business and financial news. From 2004 to 2006, he served as a director of the Campbell Soup Company, a global manufacturer and marketer of branded convenience food products. From 2003 to 2005, he served as a director of Interbrew/Inbrew, a beer brewing company. He also served as a director of Reed Elsevier, a publisher, from 1997 to 2003. Mr. Brock is a Trustee of the Georgia Tech Foundation, and is Chairman of Horizons Atlanta, a philanthropic organization that enhances education for underserved children.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Brock brings senior leadership, strategic and global expertise from his current position as Chairman and CEO of one of the world’s largest independent Coca-Cola bottlers. In his role at Coca-Cola Enterprises, Mr. Brock has demonstrated effective and efficient leadership of a complex, publicly traded company competing in the highly competitive international beverage industry.

Richard D. Fain, Chairman

Director since 1981

Age: 68

Board Committees: None

Other Public Company Boards: None

Mr. Fain has served as director since 1981 and as our Chairman and Chief Executive Officer since 1988. Mr. Fain has been involved in the shipping industry for approximately 40 years. Mr. Fain is a recognized industry leader, having participated in cruising for 30 years and having held a number of prominent industry positions, such as Chairman of the Cruise Lines International Association (CLIA), the largest cruise industry trade association. He currently serves as Chairman-Elect of the University of Miami Board of Trustees as well as on the National Board of the Posse Foundation. He is also former chairman of the Miami Business Forum, the Greater Miami Convention and Visitors Bureau, and the United Way of Miami-Dade.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Fain’s breadth of experiences, tenure and leadership provide incomparable insights into the history, operations, and strategic vision of the Company as well as the evolution and direction of the cruise industry as a whole. As our Chairman & CEO for almost 30 years, Mr. Fain has grown the Company from a one-brand Caribbean-centric operation with berthing capacity of approximately 4,000 to the second largest cruise company in the world with six brands that operate around the globe with capacity in excess of 110,000.

William L. Kimsey, Lead Director

Director since 2003

Age: 73

Board Committees: Audit Committee (Chairman); Nominating and Corporate Governance Committee

Other Public Company Boards: Accenture plc (New York Stock Exchange)

Mr. Kimsey was employed for 32 years through September 2002 with the independent public accounting firm Ernst & Young L.L.P. From 1998 through 2002, Mr. Kimsey served as the Chief Executive Officer of Ernst & Young Global and Global Executive Board member of Ernst & Young and from 1993 through 1998 as the Firm Deputy Chairman and Chief Operating Officer. Mr. Kimsey also serves on the board and chairs the audit committee of Accenture plc. From 2004 until 2008, he served on the board of NAVTEQ Corporation and was the chairman of its audit committee. From 2003 through 2014, Mr. Kimsey also served on the board and the audit committee of Western Digital Corporation. Mr. Kimsey is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Specific Qualifications, Attributes, Skills and Experience:

As former Chief Executive Officer of one of the largest public accounting firms in the world, Mr. Kimsey brings substantial accounting and finance knowledge and expertise to the Board as well as experience serving on and chairing the audit committees of a number of other large, well-regarded public corporations.

Maritza G. Montiel

Director since December 2015

Age: 64

Board Committees: Audit Committee

Other Public Company Boards: AptarGroup, Inc. (New York Stock Exchange); McCormick & Company (New York Stock Exchange)

Ms. Montiel served as Deputy Chief Executive Officer and Vice Chairman of Deloitte LLP from 2011 through her retirement in May 2014. Prior to these positions, she held numerous senior management roles at Deloitte, including Managing Partner (Leadership Development and Succession, Deloitte University) from 2009 to 2011, and Regional Managing Partner from 2001 to 2009. During Ms. Montiel’s tenure at Deloitte, she was the Advisory Partner for many engagements in which Deloitte was the principal auditor. Ms. Montiel is a Board member of AptarGroup, Inc. where she chairs the Audit Committee, and a Board member of McCormick & Company where she is a member of the Compensation Committee.

Specific Qualifications, Attributes, Skills and Experience:

Leveraging her more than 35 years of advising companies across a wide cross-section of industries, Ms. Montiel brings to the Board significant financial and advisory experience. The Board also benefits from her deep and broad working knowledge of the strategic and governance challenges faced by today’s large organizations.

Ann S. Moore

Director since May 2012

Age: 65

Board Committees: Compensation Committee

Other Public Company Boards: None

Ms. Moore served as Chairman and Chief Executive Officer of Time Inc. from July 2002 to September 2010 and served as Chairman through December 2010. Prior to that, Ms. Moore was Executive Vice President of Time Inc., where she had executive responsibilities for a portfolio of magazines including Time, People, InStyle, Teen People, People en Español and Real Simple. Ms. Moore joined Time Inc. in 1978 in Corporate Finance. Since then, she held consumer marketing positions at Sports Illustrated, Fortune, Money and Discover, moving to general management of Sports Illustrated in 1983 and to publisher of People in 1991. From 1993 to May 2014, Ms. Moore served on the Board of Directors of Avon Products Inc. She is also a director of the Wallace Foundation.

Specific Qualifications, Attributes, Skills and Experience:

Ms. Moore’s extensive experience in consumer-driven publishing and media brings to the Board recognized management and entrepreneurial capabilities. As the leader of one of the largest magazine companies in the United States, Ms. Moore successfully expanded the footprint of many of the company’s flagship brands and oversaw her company’s transition to digital platforms.

Eyal M. Ofer

Director since 1995

Age: 65

Board Committees: Nominating and Corporate Governance Committee; Safety, Environment & Health Committee

Other Public Company Boards: None

Mr. Ofer is Chairman of Ofer Global, a private portfolio of international businesses principally focused on shipping, real estate, banking and investments. Mr. Ofer is also Chairman of Zodiac Maritime Ltd., a private London based organization that operates a diversified fleet of over 150 large ocean going vessels trading worldwide. Mr. Ofer is also Chairman of Global Holdings Inc., a private U.S. based real estate holding company, which specializes in large-scale commercial real estate and high end residential developments in top tier cities in the world. Mr. Ofer previously served as the Chairman and Chief Executive Officer of Associated Bulk Carriers Ltd. from 2002 to 2003.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Ofer brings to the Board over 30 years of significant leadership in the international maritime industry, including over 20 years of service on our Board of Directors. Mr. Ofer also provides considerable expertise in both real estate and finance matters, having played a leading role throughout his career in both expanding and diversifying his family’s shipping enterprise into sectors including real estate, cruise lines, hotels and banking.

Thomas J. Pritzker

Director since 1999

Age: 65

Board Committees: Nominating and Corporate Governance Committee (Chairman)

Other Public Company Boards: Hyatt Hotels Corporation (New York Stock Exchange)

Mr. Pritzker is Executive Chairman of Hyatt Hotels Corporation and Chairman and CEO of The Pritzker Organization, the Pritzker family’s historical merchant bank. Over his career he has been involved in founding significant companies in a variety of fields including container leasing (Triton), biotech (Bay City Capital) and health care (Reliant Pharmaceuticals and First Health). He has also been engaged in building existing companies in a number of industries. Outside of business, Mr. Pritzker is Chairman of the Board of the Hyatt Foundation, which sponsors the Pritzker Architecture Prize. He is also Chairman of the Center for Strategic & International

Studies in Washington DC. He is a member of the Board of Trustees of the University of Chicago, the Art Institute of Chicago and the Aspen Strategy Group. He also organized and founded the Pritzker Neuropsychiatric Disorders Research Consortium, which is a collaborative research effort into the genetic basis of psychiatric disorders.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Pritzker brings to the Board a proven record of outstanding leadership and strategic skills, having been involved over the course of his career in acquiring and building mature companies in a number of different industries and founding significant companies in the fields of container leasing, biotech and health care. From his role as Executive Chairman of Hyatt Hotels Corp., Mr. Pritzker provides considerable and valuable experience in overseeing a globally focused hospitality business with operations in 20 of the 25 most populous urban centers around the world and strong brand presence in high growth markets for Royal Caribbean, such as China.

William K. Reilly

Director since 1998

Age: 76

Board Committees: Safety, Environment & Health Committee (Chairman)

Other Public Company Boards: Enviva Partners LP (New York Stock Exchange)

Mr. Reilly is the Founding Partner of Aqua International Partners L.P., a private equity fund established in 1997 and dedicated to investing in companies engaged in water, and he is a Senior Advisor to TPG Capital, LP, an international investment partnership. From 1989 to 1993, Mr. Reilly served as the Administrator of the U.S. Environmental Protection Agency. He has also previously served as the first Payne Visiting Professor at Stanford University, President of the World Wildlife Fund and President of The Conservation Foundation. He is Chairman Emeritus of the World Wildlife Fund, Chairman Emeritus of the ClimateWorks Foundation and Chairman of the Advisory Committee to the Nicholas Institute for Environmental Policy Solutions at Duke University. He serves as a director of Enviva Partners LP, a publicly traded master limited partnership that aggregates wood fiber and processes it into a transportable form, and the National Geographic Education Foundation. From 1993 until April 2012, Mr. Reilly also served on the Board of Directors of E.I. duPont de Nemours and Company and from 1997 until May 2013, he served on the Board of Directors of ConocoPhillips. In May 2010, President Obama named Mr. Reilly to serve as co-chair of the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling, which released its report on January 11, 2011. In December 2012, the President named Mr. Reilly to the Council for Global Development.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Reilly brings to the Board his wealth of environmental, safety and regulatory expertise gained through significant leadership roles within a number of distinguished environmental organizations, including the U.S. Environmental Protection Agency, the World Wildlife Fund and the National Geographic Society and on important environmental projects, including serving as co-chair of the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling.

Bernt Reitan

Director since 2004

Age: 67

Board Committees: Audit Committee; Compensation Committee (Chairman)

Other Public Company Boards: None

Until his retirement in August 2010, Mr. Reitan was an Executive Vice President of Alcoa Inc. and the Group President for the Global Primary Products division, with responsibility for the strategic management of Alcoa Inc.’s alumina refineries and primary aluminum smelters worldwide and associated businesses, such as metal purchasing, trading and transportation. Mr. Reitan joined Alcoa Inc. in 2000 as general manager of Alcoa World Alumina & Chemicals and was named President of Alcoa World Alumina & Chemicals in January 2001. In July of that year, he was elected a Vice President of Alcoa Inc. In January 2003, he was appointed President,

Alcoa Primary Metals. In November 2004, he was named an Executive Vice President of the company. Before joining Alcoa Inc., he was employed for 20 years in a number of positions with Elkem ASA in Norway. Mr. Reitan served on the board of Yara ASA from May 2009 until May 2014. Mr. Reitan served on the board of REC ASA from May 2010 until May 2012. Mr. Reitan holds a master’s degree in civil engineering from the Technical University, Trondheim, Norway.

Specific Qualifications, Attributes, Skills and Experience:

As a former senior executive officer of Alcoa Inc. and Group President for its Global Primary Products division, Mr. Reitan brings to the Board valuable leadership and operational knowledge and experience in running a global business. His years of experience as an executive in the alumina business provides useful insight to the Board in operating a complex business in many different countries, including knowledge in the areas of global logistics and risk management.

Vagn O. Sørensen

Director since July 2011

Age: 56

Board Committees: Audit Committee; Compensation Committee, Safety, Environment & Health Committee

Other Public Company Boards: Air Canada (Toronto Stock Exchange); DFDS A/S (Copenhagen Stock Exchange); FLSmidth (Copenhagen Stock Exchange); TDC A/S (Copenhagen Stock Exchange), SSP Group plc (London Stock Exchange);

Mr. Sørensen brings to the Board over 20 years of experience in the aviation industry, having served as the President and CEO of Austrian Airlines Group from 2001 through 2006. Prior to that, he served in a variety of roles with Scandinavian Airlines Systems, including as Executive Vice President and Deputy CEO. He currently owns and is President of VS Consulting and serves as a Board member and Chairman for a number of corporations throughout Europe and Canada, including Air Canada, TDC A/S, FLSmidth, DFDS A/S, SSP Group plc, Nordic Aviation Capital A/S and Lufthansa Cargo AG.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Sørensen’s breadth of experience in the aviation industry and, before that, the insurance industry brings useful insight to the Board, especially with respect to matters impacting the travel industry and risk management. He also provides significant experience within the shipping industry gained through his service as Deputy Chairman of DFDS A/S, one of the largest short-seas operators in Europe. Through his service on a number of other boards in Europe and Canada, Mr. Sørensen’s also provides the Board with diverse perspectives.

Donald Thompson

Director since May 2015

Age: 53

Board Committees: Compensation Committee, Safety, Environment & Health Committee

Other Public Company Boards: Northern Trust Corporation (NASDAQ Global Select Market)

Mr. Thompson served as President and Chief Executive Officer of McDonald’s Corporation from 2012 until March 2015. Previously, Mr. Thompson served as President and Chief Operating Officer of McDonald’s Corporation from 2010 to 2012 and President of McDonald’s USA from 2006 to 2010. Prior to joining McDonald’s, Mr. Thompson served six years as an Electrical Engineer for the Northrop Corporation, where he specialized in power supply design and manufacturing for high technology radar systems. Mr. Thompson also served as director of McDonald’s Corporation from 2011 to March 2015 and as a director of Exelon Corporation from 2007 to 2013. Since March 2015, Mr. Thompson has served as a director of Northern Trust Corporation. He also serves on the board of Beyond Meat, as an Advisory Board member of Docusign, Inc. and on numerous civic and philanthropic boards. He is a member of the Executive Leadership Council, the Commercial and Economic Clubs of Chicago, Business Council, World Business Chicago and the Arthur M. Brazier Foundation. He serves as a Trustee on the boards of the Cleveland Avenue Foundation for Education, Northwestern Memorial Hospital and Purdue University.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Thompson brings to the Board significant strategic leadership and collaboration skills as well as valuable global business perspective. His 25-year career at McDonalds’s, the world’s leading global foodservice retailer, culminated in leading the company from 2012 through 2015. In his role as President & CEO of McDonald’s, Mr. Thompson directed strategy and operations for over 30,000 restaurants in over 100 countries, working closely with thousands of independent owner/operators, corporate staff and restaurant employees around the world.

Arne Alexander Wilhelmsen

Director since 2003

Age: 50

Board Committees: Nominating and Corporate Governance Committee

Other Public Company Boards: None

Mr. Wilhelmsen is chairman of the board of directors of AWILHELMSEN AS, the holding company for the AWILHELMSEN group of companies, after having served as the Chairman of the board of directors of AWILHELMSEN Management AS from 2008 through June 2013. Mr. Wilhelmsen was elected Chairman of the Board of AWECO Invest AS in 2011. He has held a variety of positions within the AWILHELMSEN group of companies since 1995. In addition, Mr. Wilhelmsen serves as Chairman of the Board of his wholly-owned company Pan Sirius AS. From 1996 through 1997, Mr. Wilhelmsen was engaged as a marketing analyst for the Company and from 2001 through 2009 served as a member of the board of directors of Royal Caribbean Cruise Line AS, a wholly owned subsidiary of the Company that was responsible for the sales and marketing activities of the Company in Europe. Mr. Wilhelmsen served as the Chairman of the Board of The Containership Company ASA from August 2010 to August 2011. From 2005 through 2008, he served as a member of the board of directors of Awilco Offshore ASA (currently known as COSL Drilling Europe AS).

Specific Qualifications, Attributes, Skills and Experience:

As the leader of an investment company with varied interests across a number of business segments, including shipping, cruise, real estate and retail, Mr. Wilhelmsen brings a diverse knowledge base and strategic insight to the Board. As the representative of the Company’s largest shareholder and one of the Company’s original founders, Mr. Wilhelmsen also provides a valuable historical perspective to the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Director Compensation for 2015

Directors who are Company employees do not receive any fees for their services as directors.

For services in 2015, each non-employee director was entitled to receive an annual cash retainer of $80,000 for a full year of service. In addition, our Lead Director received a further annual cash retainer of $50,000.

We also pay annual cash retainers for chairing of and service on various Board committees. The amount of these retainers in 2015 for a full year of service was as follows:

Committee Role	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Safety, Environment & Health Committee
Chairman	$30,000	$20,000	$10,000	$10,000
Member	$20,000	$10,000	$7,500	$7,500

As of January 1, 2015, directors do not earn fees for each meeting attended; however, they are reimbursed for their travel expenses and, occasionally, for those of an accompanying guest.

In 2015, each non-employee director received restricted stock units with an aggregate grant date fair value equal to $120,000 (except for Mr. Thompson who received a prorated grant for the year following his election at the end of May and Ms. Montiel who first joined the Board in December and did not receive a grant for 2015). These restricted stock units vested in full immediately upon grant and settled one year following the date of grant. Our stock ownership guidelines require directors to accumulate ownership of at least $240,000 of our common stock, including the value of restricted stock and restricted stock units, within three years of becoming a director. If the value of their stock holdings falls below this amount, directors cannot sell shares of our common stock until the value once again exceeds the required amount.

In order to increase their knowledge and understanding of our business, we encourage our non-management Board members and their families to experience our cruises. As a result, we have adopted a Non-Management Director Cruise Policy. Under this policy, with certain limited exceptions, a Board member is entitled to up to two complimentary staterooms on two cruises per year for the Board member and any immediate family accompanying the Board member on the cruise. Additional guests traveling with a Board member will receive a 15% discount off the lowest available fare for up to 5 staterooms. The Chairman & CEO may grant exceptions to this policy in his discretion but has not to date done so.

The table below summarizes the compensation of each person serving as a non-employee director in 2015.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1), (2)	All Other Compensation(3)	Total
Bernard W. Aronson(4)	$36,841	$118,109	—	$154,950
John F. Brock	$97,500	$118,109	—	$215,609
William L. Kimsey	$167,500	$118,109	—	$285,609
Ann S. Moore	$90,000	$118,109	$15,823	$223,932
Maritza G. Montiel(5)	$3,043	—	—	$3,043
Eyal M. Ofer	$95,000	$118,109	—	$213,109
Thomas J. Pritzker	$90,000	$118,109	—	$208,109
William K. Reilly	$90,000	$118,109	$13,479	$221,588
Bernt Reitan	$120,000	$118,109	$26,548	$264,657
Vagn O. Sørensen	$117,500	$118,109	$16,390	$251,999
Donald Thompson(6)	$53,179	$68,931	—	$122,110
Arne Alexander Wilhelmsen	$87,500	$118,109	—	$205,609

(1)

The column titled “Stock Awards” reports the fair value of restricted stock unit awards at their grant date in 2015 calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2015.

(2)

As of December 31, 2015, each non-employee director listed in the table held 1,575 vested restricted stock units, with the exception of Mr. Thompson who held 917 vested restricted stock units and Ms. Montiel who did not hold any vested restricted stock units. As of December 31, 2015, the non-employee directors listed in the table held options to purchase the following aggregate number of shares of common stock: Mr. Ofer, 18,423; Mr. Pritzker, 18,423; Mr. Reilly, 9,845; and Mr. Reitan, 646.

(3)

These amounts relate to discounts on Company cruises provided to directors. The aggregate value of other compensation that would be reportable in this column made available to outside directors other than Ms. Moore and Messrs. Reilly, Reitan and Sørensen is less than $10,000 per person.

(4)	Mr. Aronson served on the Board until May 28, 2015.

(5)	Ms. Montiel was appointed to the Board effective December 18, 2015.

(6)	Mr. Thompson was elected to the Board on May 28, 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy and Procedures

We have a written Related Person Transaction Policy that requires review of all relationships and transactions in which the Company and any director or executive officer or their immediate family members or any 5% beneficial owner of the Company’s securities or their immediate family members have a direct or indirect material interest. Under this policy, each director, director nominee and executive officer is required to promptly notify the Corporate Secretary of any such transaction. The Corporate Secretary then presents such transactions to the Audit Committee and the Audit Committee is responsible for determining whether to approve or ratify the transactions. The following types of transactions are deemed not to create or involve a material interest on the part of the related person and do not require approval or ratification under the policy, unless the Audit Committee determines that the facts and circumstances of the transaction warrant its review:

•	transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;

•	transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

•

transactions in which the related person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;

•

transactions in which the related person’s interest derives solely from his or her ownership of a class of equity shares of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis;

•	compensation arrangements of any executive officer, other than an individual who is an immediate family member of a related person; and

•	non-executive director compensation arrangements.

In reviewing transactions submitted to them, the Audit Committee reviews and considers all relevant facts and circumstances to determine whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, including, without limitation:

•	the commercial reasonableness of the terms;

•	the benefit and perceived benefit, or lack thereof, to the Company;

•	opportunity costs of alternative transactions;

•	the character of the related person’s interest; and

•	the actual or apparent conflict of interest of the related person.

If after the review described above, the Audit Committee determines not to approve or ratify the transaction, it will be cancelled or unwound as the Audit Committee considers appropriate and practicable.

Related Person Transactions

The Audit Committee reviewed and approved or ratified the following transactions in accordance with our Related Person Transaction Policy.

During the year ended December 31, 2015, we paid Hyatt Hotels Corporation approximately $428,000 for hotel stays of our guests. The amount represents less than 0.01% of Hyatt’s revenues for 2015 and less than 0.2% of our transportation and lodging expense for the same period. In addition, as a normal business practice, certain of our employees stay at Hyatt Hotels while traveling on business, and we make use of Hyatt Hotels’ facilities for business purposes, although Hyatt Hotels Corporation has no specific arrangement or understanding with us in that connection. Hyatt is a major hotel chain and it would be imprudent for us to exclude them. Mr. Thomas J. Pritzker, one of our directors, is Executive Chairman of the Hyatt Hotels Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

2015 marked the second year of our four year DOUBLE-DOUBLE program (DOUBLE-DOUBLE) and the strong results we achieved keep us on track to accomplish our goal of doubling 2014 Adjusted Earnings per Share and achieving double-digit Return on Invested Capital by 2017. Our compensation programs responded to these outcomes as outlined below.

How We Performed	How We Paid our Executives

•   Record Adjusted EPS* of $4.83, representing a second consecutive year of 40%+ year over year earnings growth

•   Record Adjusted Net Income* in excess of $1 billion

•   2015 ROIC** was 7.6%, up from 5.9% for 2014

•   6th consecutive year of constant currency net yield improvement

•   Strong cost discipline resulting in a 0.6% decrease in net cruise costs excluding fuel

•   One year total shareholder return of 25%; cumulative five-year shareholder return of approximately 130%

•   Continued focus on “at-risk” pay, with 89% of target compensation for our Chairman & CEO (and 74% for other NEOs) variable based on Company performance

•   Recognizing that the Chairman & CEO’s total target compensation was well below market median (24th percentile) and in light of continued high performance, increased his total target compensation to slightly above median (with 100% of the increase variable based on Company performance)

•   Recognizing that total target compensation for the other NEOs was also below market median (in most cases 25th percentile or lower) and in light of continued high performance, increased total target compensation to between the 25th and 50th percentile of the market (with significant percentage of the increase variable based on Company performance)

•   Paid bonuses to our NEOs between 117% and 134% of target based on exceeding defined metrics (CEO bonus at 121% of target)

•   Significant operational/strategic achievements, including:

•   Continued strong onboard revenue growth

•   Highly successful introduction of Quantum of the Seas to the China market

•   Successful delivery and introduction of Anthem of the Seas as well as Mein Schiff 4 for our TUI Cruises joint venture

•   Launched operations of SkySea Cruises in China

•   25% dividend growth

•   Repurchased $200 million of shares

*	See Annex A for reconciliation of non-GAAP and GAAP measures presented.

**	See page 43 for ROIC calculation methodology.

We place significant focus on the design of our executive compensation programs as we believe their effectiveness is crucial to our success as a company. We assess our programs regularly and strive diligently to continuously make improvements as well as incorporate shareholder feedback. While we have tried to maintain a reasonable level of consistency and continuity over the years, we enhanced our program in 2015 to increase our emphasis on long-term performance based compensation and better align our compensation programs with our DOUBLE-DOUBLE goals. Our 2015 program is summarized in the table below.

Snapshot of our 2015 Executive Compensation Program
• Continued emphasis on “at risk” compensation

•      89% of target compensation for Chairman & CEO (and 74% for other NEOs) varies based on Company performance

•      Adjusted the weighting of the equity award vehicles for our Chairman & CEO to approximately 55% performance shares and 45% restricted stock units

•      50% of annual long-term incentive awards for other NEOs comprised of performance shares

• Enhanced long-term performance focus of our programs

•      Weighted compensation changes for our NEOs primarily towards long-term incentive awards

•      Changed our performance share plan measurement to a three-year measurement period to better align with the longer-term interests of the Company and shareholders

•      Extended the compensation clawback period applicable to our performance share grants to 2 years following the end of the performance period

• Implemented changes to align with our DOUBLE-DOUBLE program while also continuing to stress importance of critical operational measures

•      Added a second measure to our performance share plan so that, consistent with our DOUBLE-DOUBLE program, payouts are based both on ROIC and EPS

•      Set target payout for 2015 performance share grants to correspond with DOUBLE-DOUBLE goals (i.e. 2017 Adjusted EPS double 2014 Adjusted EPS and 2017 ROIC 10.0%)

•      Implemented a one-time cash bonus opportunity for 2015 for bonus eligible employees, excluding the CEO, designed to reward employees for generating outsized revenue yields in 2015

•      Continued the use of both shorter-term financial measures and critical operational measures, such as safety and guest and employee engagement, in our annual incentive program

Our 2016 executive compensation program is generally consistent with the 2015 program with the exception that we further increased the emphasis on performance for our Chairman & CEO’s compensation package by adjusting the split on his long-term incentive compensation from 55% performance shares/45% restricted stock units to 60% performance shares/40% restricted stock units. In setting performance targets for 2016 long-term incentive grants, we again used a three year performance period and set both ROIC and EPS as the applicable metrics.

In furtherance of our compensation program objectives, we maintain a high level of corporate governance standards within our executive compensation programs as follows:

What We Do	What We Don’t Do

•   Hold our executives to meaningful stock ownership guidelines

•   In the event of a change-in-control, only provide severance benefits if there is an accompanying termination

•   Offer limited perquisites or other executive-only benefits

•   Design our programs so as not to encourage unnecessary and excessive risk taking

•   Include “clawback” provisions for our cash and equity incentive awards

•   Prohibit our employees and directors from entering into any transaction to hedge the economic risk of owning the Company’s stock

•   Hold an annual “say-on-pay” advisory vote

•   No repricing of underwater stock options

•   No cash buyouts of underwater stock options

•   No tax-gross up provisions on any change-in-control severance benefits

•   No tax-gross ups provided on perquisites or executive benefits

At our 2015 annual meeting, shareholders approved our 2014 NEO compensation with over 87% of the votes cast in favor of our practices. In light of the shareholder support, the Compensation Committee did not make any significant changes to its approach to executive compensation. The Compensation Committee plans to consider the outcome of say-on-pay votes when making future compensation decisions for NEOs.

We discuss our compensation plans, policies and objectives for 2015 in detail below.

Named Executive Officers

Our NEOs for the fiscal year ended December 31, 2015 are set forth below.

Name	Title
Richard D. Fain	Chairman & Chief Executive Officer
Jason T. Liberty	Chief Financial Officer
Adam M. Goldstein	President and Chief Operating Officer
Michael W. Bayley	President and Chief Executive Officer, Royal Caribbean International
Harri U. Kulovaara	Executive Vice President, Maritime

Executive Compensation Philosophy

We adhere to a pay-for-performance philosophy. In line with this philosophy, we have designed our compensation programs to support three main goals:

•	align the interests of our executives with the interests of our shareholders;

•	recruit, retain, and motivate an elite management team; and

•	reward positive contributions to both short-term and long-term corporate performance.

We provide compensation to our executives consisting of three principal elements: base salary, performance-based annual incentive bonus and equity awards. The objectives and key features of each pay element are described below.

Compensation Type	Pay Element	Objectives and Key Features
Base Salary

Objectives

The Compensation Committee sets salaries to provide a level of steady income in line with expertise, experience, tenure, performance, potential and scope of responsibility.

Key Features

•   Base salaries are set annually by the Compensation Committee and targeted between the 25th percentile and the market median

•   Standard market movement increases, when appropriate, are provided based on merit

•   More meaningful salary increases are only provided based on promotion or to maintain market competitiveness

Annual Incentive Bonus

Objectives

The Compensation Committee structures the Executive Bonus Plan to focus executives on annual financial and operational performance enabling them to better manage the cyclical nature of our business and to reward executives for performance relative to our short-term goals and initiatives.

Key Features

•   The target bonus for each NEO is set by the Compensation Committee early in the year and targeted to market

•   For Chairman & CEO - payout on 100% of target determined by Company performance against financial and operational/strategic metrics established early in the year

•   For other NEOs - payout on two-thirds of target determined by Company performance against financial and operational/strategic metrics established early in the year; payout on remaining one-third determined based on individual performance

Compensation Type	Pay Element	Objectives and Key Features
Equity Awards – In General

Objectives

The Compensation Committee structures equity awards to align each executive’s risk and investment decisions with shareholder interests, rewarding the achievement of long-term goals and focusing executives on total shareholder return. The Compensation Committee also believes that long-term equity awards promote stability and corporate loyalty among our executives.

Key Features

•   The equity award for each NEO is targeted to the market median or between the 25th and 50th percentiles; the actual long-term value realized will adjust upward or downward based on Company and stock price performance

•   Allocation of awards to the Chairman & CEO (based on grant date fair value):

•       55% performance shares

•       45% time-based restricted stock units

•   Allocation for the Chairman & CEO for 2016 will be 60% performance shares and 40% restricted stock units

•   Allocation of awards to other NEOs (based on grant date award fair value):

•       50% performance shares

•       50% time-based restricted stock units

Performance Shares

Key Features

•   Performance shares reward executives only if specified financial performance measures are met

•   Subject to performance measures, shares generally vest three years after grant date

•   Actual payout ranges from 0% to 200% of target award opportunity amount

•   For 2015, payout will be based on 2017 ROIC and 2017 Adjusted EPS achievement.

•   For 2016, payout will be based on 2018 ROIC and 2018 Adjusted EPS

	Time-Based Restricted Stock Units	Key Features • Generally vest in four equal annual installments, starting on the first anniversary of the grant date

Our commitment to performance-based compensation is illustrated by the following pie charts, which show the mix of each compensation component at target levels for our Chairman & CEO and for our other NEOs for 2015.

The percentages in the foregoing chart for the other NEOs represent a weighted average of each element of compensation for such officers.

Market Comparison Group

The process of making compensation decisions begins with establishing a Market Comparison Group. Our Market Comparison Group is the foundation of our annual compensation review and is used to help guide the Compensation Committee’s decisions regarding competitive pay levels and design architecture.

Although we strive for consistency, the companies that comprise our Market Comparison Group are reviewed and approved annually by the Compensation Committee using the following criteria:

•	Availability of public information — company is publicly-traded and compensation data is available in public filings

•	Relevant industry group — company included in at least one of ten leisure and tourism industry groups

•	Equivalent revenue — companies within 0.5 to 2 times our revenue

•	Similar business strategy — includes companies falling under hotels and motels, leisure time, leisure products and resort industry categories

•	Global Footprint — includes companies with significant operations outside of the United States

•	Historical precedent — companies included in the prior year’s Market Comparison Group

For 2015 compensation decisions, our Compensation Committee relied on the review of our Market Comparison Group approved in September 2014. To ensure the continued applicability and relevance of our Market Comparison Group, we made changes in September 2014 (in relation to 2015 compensation) as shown below primarily due to business model and relevant size criteria.

Market Comparison Group Selection Criteria

Company	Public Information	Relevant Industry Group	Equivalent Revenue	Similar Business Strategy	Global Footprint	Historical Precedent
Alaska Air Group, Inc.	Yes	✓	✓			✓
Avis	Yes	✓	✓		✓
Brunswick Corp.	Yes	✓			✓	✓
Caesars Entertainment Corp.	Yes	✓	✓	✓	✓	✓
Carnival Corp.	Yes	✓	✓	✓	✓	✓
Darden Restaurants, Inc.	Yes	✓	✓			✓
Expedia Inc.	Yes	✓	✓		✓	✓
Hertz Global Holdings Inc.	Yes	✓	✓		✓	✓
JetBlue Airways Corporation	Yes	✓	✓			✓
Las Vegas Sands Corp.	Yes	✓	✓	✓	✓	✓
Mariott International Inc.	Yes	✓		✓	✓	✓
MGM Resorts International	Yes	✓	✓	✓	✓	✓
Norwegian Cruise Line Holdings Ltd.	Yes	✓		✓	✓
The Priceline Group Inc.	Yes	✓	✓		✓	✓
Skywest, Inc.	Yes	✓	✓			✓
Southwest Airlines Co.	Yes	✓				✓
Starbucks Corp.	Yes	✓	✓		✓	✓
Starwood Hotels & Resorts Worldwide, Inc.	Yes	✓	✓	✓	✓	✓
Wyndham Worldwide Corp.	Yes	✓	✓	✓	✓	✓

Company added to 2015 Market Comparison Group
Company removed from 2015 Market Comparison Group

In August 2015, the Compensation Committee approved further enhancements to our Market Comparison Group to be used for purposes of 2016 compensation decisions. We excluded Alaska Air Group, Inc. due to size and global reach and added Yum! Brands.

Elements of the 2015 Executive Compensation Program

Base Salary

Base salaries comprise on average less than one-third of the total target compensation for our NEOs. However, base salaries are an important element of pay. The Compensation Committee seeks to pay each NEO a level of fixed compensation that competitively reflects the scope of responsibility.

The primary considerations used in adjusting base salary levels include each NEOs:

•	alignment with the market;

•	scope of responsibilities;

•	expertise and experience;

•	tenure with the organization; and

•	performance and potential to further our business objectives.

The Compensation Committee generally reviews salaries in the early part of each year and, if appropriate, adjusts them to reflect changes in such considerations and to respond to market conditions and competitive pressures. As reflected in the table below, the only significant change approved for 2015 was to increase the base salary for Mr. Liberty in order to better align with the market.

	Base Salary
Name	2014	2015	Percent Change
Richard D. Fain	$1,000,000	$1,000,000	0%
Jason T. Liberty	$450,000	$500,000	11.1%
Adam M. Goldstein	$800,000	$800,000	0%
Michael W. Bayley	$650,000	$650,000	0%
Harri U. Kulovaara	$535,600	$550,000	2.7%

Performance Based Annual Incentive

The opportunity for annual performance-based incentive payments under our Executive Bonus Plan comprises on average approximately 26% of the total target compensation for our NEOs and is designed to reward our executives for the achievement of the Company’s short-term financial and strategic goals and, in most instances, recognize individual contributions.

Prior to the beginning of each year, our operating plan for that year, which takes into account our anticipated performance, our growth and profitability objectives as well as the economic climate, is prepared by management and approved by the Board. Based on this plan, we set pre-established goals for the year that will determine bonus payout levels once our financial and operational performance is evaluated and confirmed following the end of the year.

Based on the financial and operational performance of our Company and cruise brands, actual annual incentives were generally paid above target for our NEOs and ranged from 116.7% to 134.2% of target.

For 2015, the Compensation Committee established the following framework for the Executive Bonus Plan; this framework was generally consistent with prior years:

Target Annual Incentives:

The annual target performance-based incentive for each NEO is expressed as a percentage of base salary. In establishing the target percentage, the Compensation Committee takes into account the role and level of each executive and competitiveness with our Market Comparison Group.

In 2015, the target annual incentive was increased for Mr. Fain, Mr. Liberty and Mr. Bayley to bring target cash compensation amounts more in line with the market median. The following table shows the 2014 and 2015 bonus targets of each NEO.

Name	2014 Bonus Target (% of base salary)	2015 Bonus Target (% of base salary)
Richard D. Fain	190%	200%
Jason T. Liberty	90%	100%
Adam M. Goldstein	130%	130%
Michael W. Bayley	100%	110%
Harri U. Kulovaara	70%	70%

Metrics and Weighting:

The performance-based annual incentive for each NEO is comprised of up to three award components, as applicable to each NEO: Corporate, Brand and Individual performance. The Compensation Committee assigns a specific weight to each of these components based on the executive’s role and his or her ability to influence the outcomes.

For 2015, both the Corporate and Brand bonus components were further divided into two subcomponents: financial (EPS for Corporate and brand-specific operating income for Brand) and key performance indicators (KPIs). There were six KPIs for 2015, with equal weighting assigned to each, as follows:

KPI	Description
Net Revenue Yield	Represents net revenues per available passenger cruise day, which we believe to be the most relevant measure of our pricing performance*
Net Cruise Costs excluding fuel

Represents gross cruise costs excluding commission, transportation and other expenses, which we believe to be the most relevant indicator of our ability to control costs in a manner that positively impacts income*

Guest Satisfaction	Represents results of surveys measuring customer satisfaction with their most recent cruise, his or her intent to cruise again with us and his or her willingness to recommend others cruise with us
Employee Engagement

Represents results of shoreside and shipboard employee surveys measuring both employee satisfaction and employee engagement, which is defined as the tendency of employees to exert discretionary effort for the benefit of the Company

Safety, Security, Health and Environmental Stewardship

Represents various metrics of safety, security, environment and health performance, which we believe are key to our extremely high safety and security standards and our goal of being a good steward of the environmental resources we manage

Customer Centricity	Represents various metrics of our ability to engage with both new and repeat guests through a variety of media platforms and loyalty programs

*

When determining KPI results for our financial metric KPIs (Net Revenue Yield and Net Cruise Costs excluding fuel), we may, in certain circumstances, exclude from the calculation certain items that we believe adjusting for is meaningful when assessing our performance on a comparative basis.

As in 2014, financial results continued to be the predominant measure of both Corporate and Brand performance, comprising two-thirds of the bonus opportunity within each component. The following table shows the applicable measures and weights for each NEO.

	Award Components
	Corporate		Brand
Name	Financial	KPIs	Financial	KPIs	Individual
Richard D. Fain	66.7%	33.3%	—	—	—
Jason T. Liberty	44.5%	22.2%	—	—	33.3%
Adam M. Goldstein	44.5%	22.2%	—	—	33.3%
Michael W. Bayley(1)	22.2%	11.1%	22.2%	11.1%	33.3%
Harri U. Kulovaara	44.5%	22.2%	—	—	33.3%

(1)	Brand performance for Mr. Bayley was based on Royal Caribbean International.

In February of each year, the Compensation Committee approves the Corporate and Brand performance targets for the upcoming year. For Corporate and Brand financial and KPI performance, performance level funding ranges from 0% to 300% at maximum. Performance level funding for the Individual component ranges from 0% to 200% at maximum.

Corporate and Brand Performance

Target EPS for 2015 was $4.75, the mid-point of the earnings guidance we announced in January 2015. In February 2016, we announced Adjusted EPS of $4.83 for 2015. See Annex A for more detail regarding the reconciliation of non-GAAP and GAAP measures presented regarding Adjusted EPS. In determining the funding level for the EPS component for purposes of 2015 bonuses, consistent with the terms of the Executive Bonus Plan, we increased Adjusted EPS by $0.03 per share in order to account for price variances in all fuel types from prices used in the January 2015 earnings guidance, net of the effects of fuel derivatives. This adjustment avoids penalizing or benefiting management for fluctuations in fuel prices but still takes into account management’s performance on energy consumption.

This resulting amount of $4.86 per share, when aggregated with 2015 performance across our six Corporate KPIs, yielded a funding level of 121.3%.

Individual Measurement:

The Individual performance component of our Executive Bonus Plan award is intended to reward managerial decision making, behavioral interaction and overall contribution. With the exception of Mr. Fain, all other NEOs have an Individual performance component. In determining the funding level of this component, the Compensation Committee considered the recommendation of Mr. Fain, including each NEO’s achievement of his individual goals and overall contribution to our successful growth, how each one directed their area of responsibility to meet challenges in the market and the results of specific projects they were responsible for during the year.

Actual 2015 Performance-Based Annual Incentive Payout

Based on the above performance results, the following table shows the 2015 performance-based annual incentive payout as a percentage of target for each bonus award component:

	2015 Actual Funding Levels by Component (as a % of target)			Total Funding Level (as a % of target)
Name	Corporate	Brand	Individual
Richard D. Fain	121.3%	—	—	121.3%
Jason T. Liberty	121.3%	—	140%	127.6%
Adam M. Goldstein	121.3%	—	130%	124.2%
Michael W. Bayley	121.3%	88.8%	140%	116.7%
Harri U. Kulovaara	121.3%	—	160%	134.2%

In addition to his award under the Executive Bonus Plan, the Compensation Committee awarded Mr. Kulovaara a special performance bonus of $300,000 for the delivery of two new ships in 2015: Anthem of the Seas and Mein Schiff 4. This success also contributed to Mr. Kulovaara’s individual component performance.

The following table shows each NEO’s target and actual Bonus award for 2015. The 2015 actual Bonus awards for all of our NEOs were above target, reflecting the Company’s strong results and our pay for performance philosophy.

	2015 Target Payout	Actual 2015 Annual Incentive Plan Payout by Component			Actual Total 2015 Payout		Actual Total 2014 Payout
Name		Corporate	Brand	Individual
Richard D. Fain	$2,000,000	$2,426,667	—	—	$2,426,667		$2,246,222
Jason T. Liberty	$500,000	$404,465	—	$233,310	$637,775		$508,197
Adam M. Goldstein	$1,040,000	$841,287	—	$450,622	$1,291,908		$1,270,337
Michael W. Bayley	$715,000	$289,236	$211,566	$333,633	$834,434		$861,000
Harri U. Kulovaara	$385,000	$311,438	—	$205,313	$816,751	(1)	$782,949	(1)

(1)	Includes a $300,000 bonus received by Mr. Kulovaara in each of 2015 and 2014 in recognition of his efforts in connection with the delivery of two new ships in each year.

2015 Special Incentive Bonus

In addition to our traditional performance-based annual incentive program, in July 2014, we implemented a special one-time cash bonus opportunity for 2015 for bonus eligible employees, excluding our Chairman & CEO. In line with our DOUBLE-DOUBLE program goals, this special bonus was designed to motivate and to financially incentivize employees to achieve outsized growth in 2015 revenue yield as revenue growth is an essential component of our long-term growth strategy. Under this program, payouts could range from 0 to 100% of each employee’s target bonus under our traditional program. Based on the Company’s constant currency net revenue yield for 2015 (in the case of Mr. Bayley the constant current net revenue yield of Royal Caribbean International), in February 2016, we paid each NEO, other than the Chairman & CEO, an additional bonus as follows:

Name	Special Incentive Bonus Payment
Jason T. Liberty	$17,400
Adam M. Goldstein	$36,192
Michael W. Bayley	$151,795
Harri U. Kulovaara	$13,398

Bonus Plan Clawback Policy

Awards under our Executive Bonus Plan, including awards to our NEOs, may be subject to clawback if the Company is required to restate its financial results for the bonus plan year and it is determined that the subject executive’s fraud, negligence or intentional misconduct was a significant contributing factor to the restatement.

Long-Term Incentive Awards

Our long-term incentive award program is the most significant element of our overall compensation program and comprises on average over 49% of target total compensation for our NEOs. We structure our long-term program to align with shareholder interests, reward the achievement of long-term goals and promote stability and corporate loyalty among the executives. We use a combination of performance shares and RSUs in our long-term incentive program to effectively and efficiently balance performance and retention objectives.

Each February, the Compensation Committee determines the target equity award value to be delivered to each NEO. As in prior years and consistent with competitive market practice, in 2015, our long-term incentive awards for our NEOs other than our CEO were comprised of 50% performance shares and 50% time-based restricted stock units (RSUs). However, in order to further align the CEO’s pay and performance, the Compensation Committee shifted his blend of long-term incentives to a higher proportion of performance shares versus restricted stock units. This resulted in a grant to the CEO comprised of approximately 55% performance shares and 45% RSUs.

In determining the appropriate long-term incentive award value, the Compensation Committee considers:

•	the compensation paid to comparable executives in the Market Comparison Group;

•	a review of other elements of compensation; and

•	the NEO’s contribution to the overall results of the Company.

While we strive to deliver target long-term incentive awards at market, our award levels have traditionally been slightly below the market median. The peer review completed in late 2014, however, showed that our long-term incentive award values were no longer reflective of the competitive market and, in certain cases, were below the 25th percentile of the market. Coming off another strong performance year, the Committee wanted to take the opportunity to reflect not only the deficit to market but also the results the team has continued to deliver. Accordingly, to achieve the desired level of market competitiveness and reflect performance, the Compensation Committee approved the following increases in the target award values for each of our NEOs.

	Normal Cycle Long-Term Incentive Awards
Name	2014 Grant Values	2015 Grant Values	2015 Allocation	% Change
Richard D. Fain	$3,750,000	$6,000,000	55% performance shares, 45% RSUs	60%
Jason T. Liberty	$550,000	$800,000	50% performance shares, 50% RSUs	45%
Adam M. Goldstein	$1,450,000	$1,600,000	50% performance shares, 50% RSUs	10%
Michael W. Bayley	$1,000,000	$1,500,000	50% performance shares, 50% RSUs	50%
Harri U. Kulovaara	$500,000	$550,000	50% performance shares, 50% RSUs	10%

RSU Vesting Schedule

To promote retention (and except as provided in connection with our Vesting into Retirement Policy to the extent applicable), the RSUs vest in equal annual installments over a four year period commencing on the first anniversary date of the grant. As the RSU awards are inherently tied to the performance of our common stock, we consider a vesting schedule based on continued service appropriate to provide both a retention and performance incentive.

Performance Share Plan Mechanics and Results

As outlined above, at least 50% of each NEO’s target equity award for 2015 consisted of performance shares. For this portion of the award, the NEO receives an award on the grant date expressed as a target number of performance shares based upon the fair market value of our common stock on such date. The actual number of shares ultimately delivered to the executive in settlement of the award ranges from 0% to 200% of target based on our performance results with regards to the predetermined metric or metrics across the measurement period of one year. To receive the shares in settlement of this award, the executive must, with certain exceptions, remain employed through the settlement date of the award, which is three years after the grant date.

In 2015, to better align our equity program with the longer-term interests of our shareholders and our DOUBLE-DOUBLE program goals, we changed our performance share plan measurement period from one year to three years and expanded the metrics to include both ROIC and EPS. As a result, payouts for performance share grants made in 2015 will be based on 2017 ROIC and 2017 Adjusted EPS. These metrics are equally weighted so that 50% of the total payout will be based on ROIC and 50% of the total payout will be based on Adjusted EPS.

For purposes of the performance shares, ROIC is defined as “Operating Profit” divided by “Invested Capital.” In determining performance payouts, we adjust the resulting percentage to account for fuel price variances from those prices used in determining our target metric, net of the effects of fuel derivatives.

To calculate “Operating Profit” we use operating income minus tax, adding the earnings (or subtracting the loss) from our equity investments in which we hold 50% or less of the equity. This gives a more accurate reflection of our performance because the gain or loss on these investments would not otherwise be recognized in operating income but the capital involved in these investments would be included in invested capital.

“Invested Capital” is calculated based on the average amount of invested capital in the previous five quarters. “Invested Capital” for any quarter is determined by subtracting “Excess Cash” (cash in excess of the minimum amount necessary to operate our business) and non-interest bearing current liabilities (“NIBCL”) from total assets as of the end of such quarter.

The resulting definition of ROIC for purposes of 2015 performance share awards is:

(Operating Income) — (Tax) + (Earnings From Equity Investments)

Recent 5-Quarter Average of [(Total Assets) — (Excess Cash) — (NIBCL)]

The payout level for the grants made in 2015 will be determined by our Compensation Committee in 2018.

Payout under 2014 Performance-Based Equity Award to CEO

In February 2016, the Compensation Committee determined the payout for the special performance share grant issued to Mr. Fain in December 2014 and measured on 2015 ROIC performance. Our ROIC target for 2015 was 7.46% and 2015 ROIC came in at 7.64%, which, when adjusted for fuel prices and to exclude interest income on loans to affiliates, yielded a payout level of 165% on the performance shares. The shares issued to Mr. Fain in settlement of the award subject to restrictions on transfer until December 2017, the third anniversary of the grant date.

Equity Grant Practices

The Compensation Committee generally grants annual equity awards to NEOs and other members of management at the first Compensation Committee meeting of the calendar year, usually held in February. Equity awards may be granted outside of the annual grant cycle in connection with events such as hiring, promotion or extraordinary performance.

Calculation of Equity Awards: To determine the number of RSUs or performance shares awarded, the total grant value is multiplied by the RSU or performance share target allocation and then divided by the fair market value of our common stock as of the grant date. Our equity plan defines fair market value of a share of our common stock as the average of the high and low sale prices of our common stock on the NYSE on the grant date.

Share Limits: The maximum number of shares underlying awards that may be granted to a participant in any calendar year is 500,000 shares.

Clawback Policy: For awards of performance shares, the Company has adopted a “clawback” policy applicable to the award recipients, including the NEOs. For awards prior to 2015, if, prior to the performance shares’ vesting date, the Company is required to restate its financial results for the award performance period (for example, a restatement of 2014 financials with respect to the 2014 awards) in a manner that would have adversely affected the number of performance shares subject to the award, the Compensation Committee may (regardless of any fault on the part of the participant) adjust the number of performance shares subject to the award to reflect the number of performance shares that would have been payable under the restated financial statements, as determined by the Compensation Committee. We modified the policy in 2015 to extend the compensation recoupment period to two years following the end of the three year performance period (for example, the recoupment period extends to December 31, 2019 for the grants made in February 2015).

Vesting into Retirement Policy: Starting with grants made in 2014, certain of our executives may be eligible for accelerated vesting of applicable long-term equity awards under our “Vesting into Retirement” policy. In recognition that different motivations and considerations prevail for officers approaching retirement, awards granted to senior executives who are at least 62 years of age and who have been employed by the Company for at least 15 years are generally not subject to forfeiture upon termination of employment after the later of the first anniversary of the grant date and the first anniversary of the date that the officer meets both the age and service criteria. In order to maintain an alignment of interest with our shareholders, these awards will be subject to restrictions on transfer that will lift over a four-year period for the RSUs and over a three-year period for the performance shares (mirroring the typical vesting schedule for these awards).

Stock Ownership Guidelines

We recognize the importance of aligning our management’s interests with those of our shareholders. As a result, the Board, at the recommendation of the Compensation Committee, has established stock ownership guidelines for all of our officers. Under these guidelines, which were increased in February 2014 in an effort to align with the highest market standards, the NEOs are expected to accumulate over a period of time Company stock having a fair market value equal to the multiples of their base salaries as shown in the table below. For purposes of determining compliance with the guidelines, officers are permitted to include derivative forms of Company equity, such as unvested and vested stock options and restricted stock units, but are not permitted to include any unvested performance shares prior to the time that the actual number of performance shares subject to the grant has been determined following the performance period. In 2015, the guidelines were amended to require that officers retain at least 50% of the net after-tax shares received upon the vesting and exercise of equity incentive awards until their target ownership is reached. The following table sets forth the current stock ownership guideline requirement for the NEOs:

Name	Stock Ownership Guideline (as a multiple of base salary)
Richard D. Fain	8 times
Jason T. Liberty	5 times
Adam M. Goldstein	5 times
Michael W. Bayley	5 times
Harri U. Kulovaara	5 times

Other Elements of Compensation

In an effort to offer our employees a competitive remuneration package, we provide them with certain retirement, medical and welfare benefits, including a qualified non-contributory profit-sharing retirement plan (the “Retirement Plan”). The NEOs are eligible to participate and/or receive such benefits on a basis commensurate with that of other employees.

Effective January 1, 2009, as a result of the implementation of Section 457A of the U.S. Internal Revenue Code, all of our non-qualified deferred compensation plans were amended to not allow for any new contributions and to provide for the distribution of vested amounts deferred under such plan prior to January 1, 2009 on or prior to December 31, 2017. In addition, since January 1, 2009, as a result of Section 457A, in lieu of contributions to the Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (the “SERP”), each NEO receives, on an annual basis, a lump-sum cash payment of the benefits that would have been accrued under the SERP for services in a given year but for a change in tax laws. Amounts earned in 2015 in lieu of the SERP benefit are disclosed in the Summary Compensation Table — All Other Compensation column, as further detailed in the “2015 All Other Compensation Table.”

We also offer the NEOs certain perquisites which include: Company paid automobile leases, club membership dues, discounts on Company cruises, annual executive physicals and travel expenses for guests accompanying executives on business travel. Our NEOs also receive life insurance coverage equal to five times their annual base salary.

Severance

We have entered into Employment Agreements with each of the NEOs. These agreements provide for severance benefits in connection with various termination of employment scenarios, which are discussed in this proxy statement under the heading “Employment Agreements.”

We currently do not provide enhanced severance benefits if termination should follow a change-in-control of the Company. However, the Compensation Committee may, in its discretion, accelerate the vesting of long-term incentive awards in connection with a change-in-control, and the vesting of long-term incentive awards will occur automatically in the event of a qualifying termination within 18 months following a change-in-control.

Impact of Tax

Our 2008 Equity Plan complies with the requirements for “qualified performance-based compensation” under Section 162(m) of the U.S. Internal Revenue Code. To maintain flexibility, the Compensation Committee has the discretion to grant awards under the 2008 Equity Plan that are intended to qualify as “performance-based” compensation and to grant awards that are not intended to meet these requirements.

Our Executive Bonus Plan does not comply with Section 162(m), as it would require our Executive Bonus Plan awards to be entirely formulaic and not allow for any discretion in determining individual performance. We believe our Executive Bonus Plan is closely aligned to Company performance and also appropriately rewards our executives for their individual contributions to the Company’s success. Although our Executive Bonus Plan is subject to the deduction limitations under Section 162(m) with respect to our U.S. income, the financial impact of these limitations is immaterial.

Governance and Process

Our executive compensation program is overseen by the Compensation Committee of our Board. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the NYSE and other applicable laws and regulations. Compensation Committee members are selected based on a variety of factors, including their knowledge and experience in compensation matters.

As provided for in the Compensation Committee Charter, the Compensation Committee has retained Willis Towers Watson (previously Towers Watson prior to its merger with Willis Group in 2016) as its independent compensation consultant. The Compensation Committee has asked Willis Towers Watson to regularly provide independent advice on the following:

•	the composition of our Market Comparison Group;

•	our compensation plan risk;

•	current trends in executive and director compensation design; and

•	the overall levels of compensation and types and blend of various compensation elements.

Willis Towers Watson has direct access to the Compensation Committee’s members and advises them regarding matters for which the Compensation Committee is responsible. Within this framework, Willis Towers Watson has been instructed to work collaboratively with management, including our Chairman & CEO and our Senior Vice President, Chief Human Resources Officer and his staff to gain an understanding of our business and compensation programs to help Willis Towers Watson advise the Compensation Committee. In addition, Willis Towers Watson also regularly confers with our senior management and human resources department to collect, analyze and present data requested by the Compensation Committee. In 2015, the fees for any additional services provided by Willis Towers Watson to the Company did not exceed $120,000.

The Compensation Committee has assessed the independence of Willis Towers Watson and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the Compensation Committee.

For each NEO other than the Chairman & CEO, the Compensation Committee consults with and receives the recommendation of the Chairman & CEO, but the Compensation Committee is ultimately responsible for determining whether to accept such recommendations. For the compensation related to the Chairman & CEO, the Compensation Committee meets in executive session and considers the opinion of Willis Towers Watson as well as other criteria identified in this Compensation Discussion & Analysis.

Report of the Compensation Committee

The Compensation Committee of the Board of Royal Caribbean Cruises Ltd. has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2015 and this proxy statement.

THE COMPENSATION COMMITTEE

Bernt Reitan, Chairman

John F. Brock

Ann S. Moore

Vagn O. Sørensen

Donald Thompson

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding the compensation to our NEOs for the year ended December 31, 2015.

2015 Summary Compensation Table

						Stock Awards(3)(4)
Name and Principal Position	Year	Salary(1)		Bonus(2)		On-Cycle Stock Awards		One-Time Stock Awards	Non-Equity Incentive Plan Compensation			Change in Pension Value and NQDC Earnings(6)		All Other Compensation (7)(8)		Total
Richard D. Fain	2015		$1,038,462		—		$5,803,644	—		$2,426,667			—		$119,796		$9,388,569
Chairman & Chief Executive Officer	2014 2013	$ $	1,000,000 1,000,000		— —	$ $	3,673,186 3,371,587	$4,923,759 —	$ $	2,246,222 2,083,629	(5)	$ $	56,611 250,089	$ $	114,100 127,858	$ $	12,013,878 6,833,163
Jason T. Liberty	2015		$511,538		—		$765,923	—		$655,175			—		$66,801		$1,999,437
Chief Financial Officer	2014 2013	$ $	444,231 380,019		— —	$ $	519,248 373,728	$716,111 —	$ $	508,197 364,324		$ $	6,393 25,741	$ $	79,563 77,676	$ $	2,273,743 1,221,488
Adam M. Goldstein	2015		$830,769		—		$1,531,845	—		$1,328,100			—		$103,198		$3,793,912
President and Chief Operating Officer	2014 2013	$ $	797,115 771,154		— —	$ $	1,368,945 1,396,798	$1,432,147 —	$ $	1,270,337 1,023,161		$ $	31,295 136,730	$ $	110,514 97,793	$ $	5,010,354 3,425,636
Michael W. Bayley	2015		$675,000		—		$1,436,142	—		$986,229			—		$115,934		$3,213,305
President and CEO, RCI	2014 2013	$ $	598,846 575,000		— —	$ $	944,096 770,630	$1,909,604 —	$ $	861,000 658,891		$ $	15,897 67,786	$ $	79,207 101,625	$ $	4,408,650 2,173,932
Harri U. Kulovaara	2015		$568,939		$300,000		$532,833	—		$530,149			—		$75,435		$2,007,356
Executive Vice President, Maritime	2014 2013	$ $	533,800 516,923	$ $	300,000 150,000	$ $	489,796 481,635	$954,764 —	$ $	482,949 435,980		$ $	42,097 181,416	$ $	71,463 80,241	$ $	2,874,869 1,846,195

(1)

Amounts reflect base salary paid during the applicable year in accordance with our bi-weekly payroll cycle. Although there are generally 26 pay periods in each calendar year, depending on the start and end dates of each cycle, there could be a higher (27) or lower (25) number of pay periods in any given year. For example, in 2015, there were 27 pay periods resulting in the “paid” salary amounts reported in the table being higher than actual salary amounts earned during such year.

(2)

We report annual Executive Short-Term Bonus Plan awards in the column titled “Non-Equity Incentive Plan Compensation”. In addition, for 2015, we reported our special incentive bonus in the “Non-Equity Incentive Plan Compensation” column. For Mr. Kulovaara, the amount reported in the “Bonus” column reflects his bonus awarded in each year in recognition of his efforts in connection with our newbuild program.

(3)

The columns titled “Stock Awards” report the fair value of restricted stock unit awards at their grant date in 2015, 2014 and 2013, as applicable, calculated in accordance with the provisions of FASB ASC Topic 718. The columns titled “Stock Awards” also include the value of the performance shares. This amount represents the fair value of the performance shares award at the service inception date (i.e. the date the Compensation Committee authorized the award) based upon the then-probable outcome of the performance conditions (i.e. the target value of the awards). The value of the 2015 performance shares on the service inception date assuming that the highest level of performance conditions will be achieved for Messrs. Fain, Liberty, Goldstein, Bayley and Kulovaara is $6,331,592, $762,826, $1,525,650, $1,430,334 and $524,388, respectively. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2015.

(4)

Does not include the 20,172 shares that were issued in 2014 and the 40,344 shares that were issued in 2013 to Mr. Fain upon quarterly vesting of the 1994 grant in accordance with his employment agreement as described herein.

(5)

In 2013, Mr. Fain elected to donate $1 million of his annual incentive plan payout to the Fain Scholarship Fund, a charitable fund established in 1999 by Mr. Fain which offers educational scholarships for the Royal Caribbean family.

(6)

Each of the NEOs participated in the Royal Caribbean Cruises Ltd. et al. Retirement Plan as of December 31, 2015. Prior to January 1, 2009, each of the NEOs participated in the Royal Caribbean Cruises Ltd. SERP, and certain of the NEOs participated in the Royal Caribbean Cruises Ltd. Nonqualified Deferred Compensation Plan. In 2015, 2014 and 2013, certain of the NEOs continued to maintain a balance in the SERP and the Deferred Compensation Plan of amounts accrued prior to January 1, 2009. The aggregate above-market earnings on these NEO’s holdings in these plans are listed under the column titled “Change in Pension Value and NQDC Earnings”. The above-market portion of earnings is calculated as the total earnings in the plan, less the earnings that would have been achieved under an annual growth rate equal to 120% of the applicable federal long-term rate at the end of each year.

(7)

Since January 1, 2009, in lieu of contributions to the SERP, each NEO receives, on an annual basis, a lump-sum cash payment of the benefits that would have been accrued under the SERP for services in a given year but for a change in tax laws. These annual lump-sum payments to the NEOs are included in “All Other Compensation” for such year. These amounts are taxable as ordinary income.

(8)	Please see the following table entitled “2015 All Other Compensation” for an itemized disclosure of this element of compensation.

2015 All Other Compensation

	Perquisites		Benefits
Name	Auto Lease(1)	Other Perquisites(2)	Life Insurance Policies	Company Contributions to Qualified Deferred Compensation Plans(3)	Benefit Payouts(4)	Total
Richard D. Fain	—	—	$15,950	$26,500	$77,346	$119,796
Jason T. Liberty	$17,470	—	$735	$25,175	$23,421	$66,801
Adam M. Goldstein	$15,126	$1,035	$3,960	$26,500	$56,577	$103,198
Michael W. Bayley	$18,035	$27,713	$2,685	$26,500	$41,000	$115,934
Harri U. Kulovaara	$13,689	—	$4,852	$26,500	$30,394	$75,435

(1)	These amounts include payments or allowance for auto lease, maintenance and repairs, registration and insurance. In 2014, Mr. Fain voluntarily withdrew from our executive automobile leasing program.

(2)	Other perquisites include discounts on Company cruises and executive physicals.

(3)	Represent Company contributions to the Royal Caribbean Cruises Ltd. et al. Retirement Plan.

(4)

Represents amounts payable to the NEOs for service in 2015 in lieu of amounts that would have been contributed by the Company to the SERP but for the adoption of Section 457A of the Internal Revenue Code effective as of January 1, 2009.

Grants of Plan-Based Awards in 2015

The following table provides information for each of the NEOs regarding the range of awards potentially available for service in 2015 under our Executive Short-Term Bonus Plan and equity awards granted in 2015.

2015 Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stocks or Units	Grant Date Fair Value of Stock Awards
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Richard D. Fain	2015 2/6/15 2/6/15	— — —	$2,000,000 — —	$6,000,000 — —	— 0 —	— 43,576 —	— 87,152 —	— — 35,176	$ $	— 3,165,796 2,637,848	(3) (4)
Jason T. Liberty	2015 2/6/15 2/6/15	— — —	$500,000 — —	$1,333,333 — —	— 0 —	— 5,250 —	— 10,500 —	— — 5,250	$ $	— 381,413 384,510	(3) (4)
Adam M. Goldstein	2015 2/6/15 2/6/15	— — —	$1,040,000 — —	$2,773,333 — —	— 0 —	— 10,500 —	— 21,000 —	— — 10,500	$ $	— 762,825 769,020	(3) (4)
Michael W. Bayley	2015 2/6/15 2/6/15	— — —	$715,000 — —	$1,906,667 — —	— 0 —	— 9,844 —	— 19,688 —	— — 9,844	$ $	— 715,167 720,975	(3) (4)
Harri U. Kulovaara	2015 2/6/15 2/6/15	— — —	$385,000 — —	$1,026,667 — —	— 0 —	— 3,609 —	— 7,218 —	— — 3,609	$ $	— 262,194 270,639	(3) (4)

(1)	These values represent the target and maximum payouts under the Executive Short-Term Bonus Plan.

(2)

These amounts represent the threshold, target and maximum number of shares underlying the performance shares authorized by the Compensation Committee on the service inception date of February 6, 2015. The actual payout levels for the grants authorized on February 6, 2015 will be set by the Compensation Committee in early 2018 following the end of the three year performance period. The performance shares vest in one installment on the third anniversary of the service inception date.

(3)

Under the applicable FASB ASC Topic 718 rules, the “grant date” will not be determined until the performance period has been completed because of the discretion provided to the Compensation Committee to make adjustments to the payout levels. Therefore, the amount reported in the table represents the fair value of the award at the service inception date (i.e. the date the Compensation Committee authorized the award) based upon the then-probable outcome of the performance conditions (i.e. the target value of the awards). See Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2015, regarding assumptions underlying the valuation of these awards.

(4)

The grant date fair values of the equity awards are calculated in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2015, regarding assumptions underlying the valuation of these awards.

Employment Agreements

We have employment agreements with each of our NEOs. These agreements are intended to enhance the retention and motivation of these key employees and include provisions protecting the Company such as non-competition and non-solicitation clauses. The terms of the employment agreements are summarized below and apply uniformly to all of our NEOs.

Pursuant to each employment agreement, each NEO is entitled to receive an annual base salary, which may be increased, but not decreased, at any time during the term at our sole discretion. Each NEO is also eligible to participate in and receive awards, in our discretion, pursuant to any cash incentive compensation programs and any equity or long-term incentive plans on terms available to similarly situated executives of the Company.

Each NEO’s employment can be terminated by us or by them at any time. If we terminate a NEO’s employment without “cause” or if the NEO resigns for “good reason” (as both terms are defined in the employment agreement), he is entitled to (i) two times his then current base salary payable over the two-year period following termination, (ii) two times his “target” bonus under the annual Executive Short-Term Bonus Plan for the year in which he was terminated, generally payable in accordance with our normal bonus payment practices, (iii) continued payment of health and medical benefits for a period of two years commencing on the date of termination, or until such time that he commences employment with a new employer, whichever occurs first, and (iv) payment of reasonable professional search fees relating to outplacement. At our sole discretion, each NEO is also eligible to receive a one-time lump-sum termination bonus to be paid two years after the date of termination in an amount not to exceed 50% of his base salary as of the date of termination. All of these payments are conditioned on the NEO completing a general release of claims for the benefit of the Company.

If the NEO’s employment is terminated as a result of the NEO’s death or disability, he, or his legal representative, is entitled to, within 60 days of the NEO’s death or disability (i) payment in a lump sum of compensation equal to two times his base salary in effect at the time of termination of employment, (ii) payment of the “target” bonus he would have been entitled to receive in each year during the two year period commencing on the date of termination under the annual Executive Short-Term Bonus Plan and (iii) any death or disability benefit, as applicable, provided in accordance with the terms of the Company’s employee benefit plans then in effect. If the NEO’s employment is terminated for cause, we have no obligation to provide severance payments, except for certain amounts that were earned and unpaid as of the date of termination or as required by law.

Any outstanding equity grants held by the NEO at the time of termination will be treated in the manner provided for in each equity grant. Please see further information regarding treatment of equity grants under the heading “Payment Upon Termination of Employment.”

Each NEO has agreed not to compete with the Company or its affiliates during the term of employment and for two years following termination of employment and to refrain from (i) employing the Company’s or its affiliates’ employees during this period or (ii) soliciting employees, consultants, lenders, suppliers or customers from discontinuing, modifying or reducing the extent of their relationship with the Company during such period. During the term of the Agreements and subsequent thereto, the NEOs agree not to disclose or use any confidential information.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the holdings of stock options, RSUs and performance shares by the NEOs at December 31, 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested	Market Value of Shares or Units of Stock Held that Have Not Yet Vested(1)
Richard D. Fain	81,587	$38.31	2/11/18
	35,012	$25.16	2/8/20
	37,513	$46.18	2/8/21
				220,186(2)	$22,285,025
Jason T. Liberty				38,885(3)	$3,935,551
Adam M. Goldstein				101,682(4)	$10,291,235
Michael W. Bayley	8,412	$38.31	2/11/18
	1,919	$28.90	9/3/18
	2,216	$7.27	2/10/19
	330	$25.16	2/8/20
	471	$31.24	5/18/20
	115	$46.18	2/8/21
				82,468(5)	$8,346,586
Harri U. Kulovaara	2,597	$46.18	2/8/21
				31,007(6)	$3,138,218

(1)

The market value of unvested stock awards is calculated as of December 31, 2015, as the number of shares underlying outstanding unvested RSUs and performance shares multiplied by the year end closing stock price of $101.21.

(2)

Includes (i) 13,462 RSUs which vested on February 15, 2016, (ii) 24,318 RSUs, one-half of which vested on February 8, 2016 and the remainder of which is scheduled to vest on February 8, 2017, (iii) 35,176 RSUs which vested on February 6, 2016, (iv) 39,883 performance shares which vested on February 8, 2016, (v) 63,771 performance shares scheduled to vest on the date in 2016 when the Compensation Committee sets the actual payout level for purposes of such grant and (vi) 43,576 performance shares scheduled to vest on the date in 2018 when the Compensation Committee sets the actual payout level for purposes of such grant. The 63,771 performance shares and 43,576 performance shares scheduled to vest in 2016 and 2018, respectively, included in the table represent the target number of performance shares authorized by the Compensation Committee in December 2014 and February 2015, respectively. In February 2016, the Compensation Committee set the actual payout level for the December 2014 grant of the 63,771 performance shares at 165% of target based on ROIC for the fiscal year ended December 31, 2015.

(3)

Includes (i) 1,035 RSUs which vested on February 15, 2016, (ii) 140 RSUs scheduled to vest on September 11, 2016, (iii) 2,084 RSUs, one-half of which vested on February 8, 2016 and the remainder of which is scheduled to vest on February 8, 2017, (iv) 1,162 RSUs scheduled to vest in two equal installments on May 20, 2016 and May 20, 2017, (v) 4,245 RSUs, one-third of which vested on February 5, 2016 and the remainder of which is scheduled to vest in equal installments on February 5, 2017 and February 5, 2018, (vi) 5,250 RSUs, one-fourth of which vested on February 6, 2016 and the remainder of which is scheduled to vest in equal installments on February 6, 2017, February 6, 2018 and February 6, 2019, (vii) 9,566 RSUs scheduled to vest on December 12, 2017, (viii) 3,418 performance shares which vested on February 8, 2016, (ix) 6,735 performance shares scheduled to vest on February 5, 2017 and (x) 5,250 performance shares scheduled to vest on the date in 2018 when the Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2018 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2015.

(4)

Includes (i) 6,006 RSUs which vested on February 15, 2016, (ii) 10,074 RSUs, one-half of which vested on February 8, 2016 and the remainder of which is scheduled to vest on February 8, 2017, (iii) 11,191 RSUs, one-third of which vested on February 5, 2016 and the remainder of which is scheduled to vest in equal installments on February 5, 2017 and February 5, 2018, (iv) 10,500 RSUs, one-fourth of which vested on February 6, 2016 and the remainder of which is scheduled to vest in equal installments on February 6, 2017, February 6, 2018 and February 6, 2019, (v) 19,131 RSUs scheduled to vest on December 12, 2017, (vi) 16,523 performance shares which vested on February 8, 2016, (vii) 17,757 performance shares scheduled to vest on February 5, 2017 and (viii) 10,500 performance shares scheduled to vest on the date in 2018 when the Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2018 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2015.

(5)

Includes (i) 1,656 RSUs which vested on February 15, 2016, (ii) 978 RSUs scheduled to vest on August 9, 2016, (iii) 5,558 RSUs, one-half of which vested on February 8, 2016 and the remainder of which is scheduled to vest on February 8, 2017, (iv) 7,718 RSUs, one-third of which vested on February 5, 2016 and the remainder of which is scheduled to vest in equal installments on February 5, 2017 and February 5, 2018, (v) 9,844 RSUs, one-fourth of which vested on February 6, 2016 and the remainder of which is scheduled to vest in equal installments on February 6, 2017, February 6, 2018 and February 6, 2019, (vi) 25,509 RSUs scheduled to vest on December 12, 2017, (vii) 9,115 performance shares which vested on February 8, 2016, (viii) 12,246 performance shares scheduled to vest on February 5, 2017 and (ix) 9,844 performance shares scheduled to vest on the date in 2018 when the Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2018 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2015.

(6)

Includes (i) 1,864 RSUs which vested on February 15, 2016, (ii) 3,474 RSUs, one-half of which vested on February 8, 2016 and the remainder of which is scheduled to vest on February 8 2017, (iii) 3,609 RSUs which vested on February 6, 2016, (iv) 12,754 RSUs scheduled to vest on December 12, 2017, (v) 5,697 performance shares which vested on February 8, 2016 and (vi) 3,609 performance shares scheduled to vest on the date in 2018 when the Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2018 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2015.

Option Exercises and Stock Vested in 2015

The following table provides information for the NEOs on stock option exercises and RSU and performance share vestings during 2015, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

Option Exercises and Stock Vested in 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard D. Fain	95,122	$4,746,197	173,950	$13,176,142
Jason T. Liberty	1,442	$43,347	8,783	$667,040
Adam M. Goldstein	4,184	$187,877	43,245	$3,269,226
Michael W. Bayley	8,833	$400,216	15,298	$1,171,423
Harri U. Kulovaara	—	—	23,096	$1,805,501

2015 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans

2015 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans

Name(1)	Plan Name	Executive Contribution in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Richard D. Fain	Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (“SERP”)	—	—	$(6,393)	—	$477,786
Jason T. Liberty	SERP	—	—	$(183)	—	$13,697
Harri U. Kulovaara	SERP	—	—	$(4,729)	—	$353,429
	Royal Caribbean Cruises Ltd. et al. Nonqualified Deferred Compensation Plan	—	—	$(2,619)	—	$262,610

(1)	All other NEOs have previously received distributions of the full amounts accrued under any such plans prior to 2009.

Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (the “SERP”).    The SERP was originally established as a nonqualified (unfunded), non-contributory plan established for a select group of executives or highly compensated employees subject to Internal Revenue Code limitations on the benefits they are able to accrue under the Royal Caribbean Cruises Ltd. et al. Retirement Plan, our qualified non-contributory profit-sharing retirement plan (the “Retirement Plan”). This plan was designed to provide the participants with the benefits lost under the Retirement Plan because of the application of Section 401(a)(17) of the Internal Revenue Code, using the same contribution percentage and vesting service as under the Retirement Plan. For 2015, based upon his years of service to the Company and but for the Section 401(a)(17) limitations, each NEO would have been entitled to a Company contribution to the Retirement Plan in an amount ranging from 9.5% to 10% of his base salary. Accordingly, as originally designed, the Company contribution to the SERP for each NEO during 2015 would have equaled the difference between the applicable percentage of his 2015 base salary and the IRS maximum compensation limit under the Retirement Plan for 2015. Following changes in U.S. tax laws affecting nonqualified deferred compensation plans for certain companies, including the Company, effective January 1, 2009, payment of amounts that would have been contributed to the SERP for each executive for services in a given year are made directly to the participant in the first quarter of the following year. These payments to the NEOs for 2015 are disclosed in the Summary Compensation Table — All Other Compensation column, as further detailed in the “2015 All Other Compensation Table.” The amounts reflected in the “2015 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans” table for the SERP reflect amounts accrued prior to January 1, 2009 but not yet distributed. These amounts must be distributed to participants, based upon their previously made election, on or before December 31, 2017.

Royal Caribbean Cruises Ltd. Nonqualified Deferred Compensation Plan (the “NDCP”).    The NDCP is a nonqualified voluntary deferred compensation plan that originally allowed for a select group of executives or highly compensated employees to defer up to 20% of their annual base salary. Additionally, the participants had the option to defer a portion of their performance-based annual incentive award provided the deferral was made in advance in accordance with IRS requirements. If the Company became insolvent, the assets in the NDCP would be held for the benefit of the Company’s general creditors. Following changes in U.S. tax laws affecting nonqualified deferred compensation plans for certain companies, including the Company, effective January 1, 2009, the NDCP was amended to prohibit participants from deferring compensation under such plan and to provide that all amounts deferred under the plan prior to January 1, 2009 be distributed to the participants on or before December 31, 2017. The amounts reflected in the “2015 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans” table for the NDCP reflect amounts accrued prior to January 1, 2009 but not yet distributed.

Payments Upon Termination of Employment

The following table represents payments and benefits to which the NEOs would be entitled upon termination of their employment in accordance with their employment agreements and our equity plans and agreements. Termination of employment is assumed to occur, for purposes of this table, on December 31, 2015. The table does not include amounts a NEO would be entitled to without regard to the circumstances of termination, such as vested equity awards or accrued retirement benefits (if retirement eligible) and deferred compensation. Please see the “Outstanding Equity Awards at 2015 Fiscal Year End” and “2015 Nonqualified Deferred Compensation and Defined Contribution Retirement Plans” tables for more information. In most cases, the NEOs’ entitlements upon termination of employment are governed by their employment agreement with the Company. These arrangements are described under the heading “Employment Agreements.” In addition, the treatment of outstanding equity awards, which are unvested as the time of termination, are treated in accordance with the agreement and plan applicable for the particular award, as described below. We do not provide any cash payments in the event of a change in control absent an employment termination nor do we increase the amount of cash severance that would be due to a NEO in the event of his termination of employment in connection with a change in control.

2015 Payments Upon Termination of Employment

		Termination Type
Name	Benefit	Voluntary Quit	Death or Disability	Termination w/o Cause or for Good Reason	Involuntary Termination for Cause	“Change of Control Termination”	Retirement
Richard D. Fain	Severance Payment	—	$2,000,000	$2,000,000	—	$2,000,000	—
	Settlement of Outstanding Annual Bonus Award	—	$4,000,000	$4,000,000	—	$4,000,000	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$22,285,025	—	—	$22,285,025	—
	Medical and Dental Benefits Continuation	—	—	$17,604	—	$17,604	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$28,285,025	$6,042,604	$0	$28,327,629	$0

Jason T. Liberty	Severance Payment	—	$1,000,000	$1,000,000	—	$1,000,000	—
	Settlement of Outstanding Annual Bonus Award	—	$1,000,000	$1,000,000	—	$1,000,000	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$3,935,551	—	—	$3,935,551	—
	Medical and Dental Benefits Continuation	—	—	$25,664	—	$25,664	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$5,935,551	$2,050,664	$0	$5,986,215	$0

Adam M. Goldstein	Severance Payment	—	$1,600,000	$1,600,000	—	$1,600,000	—
	Settlement of Outstanding Annual Bonus Award	—	$2,080,000	$2,080,000	—	$2,080,000	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$10,291,235	—	—	$10,291,235	—
	Medical and Dental Benefits Continuation	—	—	$25,664	—	$25,664	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$13,971,235	$3,730,664	$0	$14,021,899	$0

Michael W. Bayley	Severance Payment	—	$1,300,000	$1,300,000	—	$1,300,000	—
	Settlement of Outstanding Annual Bonus Award	—	$1,430,000	$1,430,000	—	$1,430,000	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$8,346,586	—	—	$8,346,586	—
	Medical and Dental Benefits Continuation	—	—	$25,664	—	$25,664	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$11,076,586	$2,780,664	$0	$11,127,250	$0

		Termination Type
Name	Benefit	Voluntary Quit	Death or Disability	Termination w/o Cause or for Good Reason	Involuntary Termination for Cause	“Change of Control Termination”	Retirement
Harri U. Kulovaara	Severance Payment	—	$1,100,000	$1,100,000	—	$1,100,000	—
	Settlement of Outstanding Annual Bonus Award	—	$770,000	$770,000	—	$770,000	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$3,138,218	—	—	$3,138,218	—
	Medical and Dental Benefits Continuation	—	—	$17,155	—	$17,155	—
	Outplacement Services	—	—	$15,000	—	$15,000	—

	Total	$0	$5,008,218	$1,902,155	$0	$5,040,374	$0

With respect to the treatment of outstanding equity awards, generally, for each NEO, unvested stock options, restricted stock units and performance shares will vest and be exercisable, or settled, as applicable, in the event of the executive’s death or disability, as well as in the event of termination of the executive’s employment by the Company without “cause” or by the executive for “good reason” within 18 months following a “change in control” (as such terms are defined in the applicable equity incentive plan). With respect to the performance shares, if death or disability occurs during the performance period, the performance shares will vest based on the target number of shares underlying the award. If the NEO’s employment is terminated without “cause” or by the executive for “good reason” within 18 months following a “change in control”, the performance shares will vest based upon the Compensation Committee’s then best estimate of the shares that will be awardable at the end of the performance period.

Compensation Risk

In order to assess the risk inherent in the design of our compensation plans, policies and programs, management undertook a comprehensive inventory of all plans and programs in 2015. In accordance with screening methodology previously provided by Willis Towers Watson to management at the request of the Compensation Committee, management reviewed each plan and program for risk features. Management presented the findings to the Compensation Committee. Based on this review, management and the Compensation Committee believe that the nature of our business, and the material risks we face, are such that the compensation plans, policies and programs we have put in place are not reasonably likely to give rise to risks that would have a material adverse effect on our business. We believe our compensation programs and decisions include qualitative factors which restrain the influence that an overly formulaic approach may have on excessive risk-taking by management.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Shareholder approval, on an advisory basis, of the compensation paid to our NEOs is required pursuant to Section 14A of the Exchange Act. At our 2011 Annual Meeting, over two-thirds of the votes were cast in favor of a triennial say-on-pay shareholder vote. Notwithstanding this, the Compensation Committee adopted an annual vote going forward as it believes that this is in accord with best market practices and, more importantly, will allow our shareholders to provide valuable and welcomed input on our compensation philosophy, policies and practices.

As described in detail under the heading “Compensation Discussion and Analysis,” we adhere to a pay-for-performance philosophy and, to this end, our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, recruit, retain and motivate an elite management team and reward our NEOs for their positive contributions to both short-term and long-term corporate performance. Shareholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the proxy statement for this Annual Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — APPROVAL OF AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

The Board believes that equity-based incentive compensation is essential to attracting, motivating and retaining employees and aligning their interests with those of our shareholders. As we are approaching the termination date of our 2008 Equity Incentive Plan, as amended (the “Original Plan”), which is our only active equity award plan other than our employee stock purchase plan, we are asking shareholders to approve an amendment and restatement of the Plan to, among other things, extend the term for an additional 10 years through May 19, 2026. The Original Plan was originally adopted by our Board of Directors in March 2008 and approved by our shareholders on May 13, 2008.

The amended and restated plan (the “Amended Plan”) was recommended by our Compensation Committee and approved by our Board of Directors in February 2016. If approved by our shareholders, the Amended Plan will become effective as of the date of the Annual Meeting.

In addition to the extension of the plan term, in the Amended Plan, we are making certain other changes which the Compensation Committee and the Board of Directors believe are consistent with good corporate governance and with our equity compensation practices. These changes include:

•	a limit on the value of awards that may be granted to non-employee directors annually;

•	a prohibition against “reload” option grants (i.e. options that are granted automatically to cover shares tendered to pay the exercise price of an existing option); and

•	provisions memorializing within the Plan the compensation recoupment provisions that are currently included in the individual performance share grant agreements to our senior executives.

As of March 31, 2016, a total of 1,584,990 shares of the Company’s common stock were subject to outstanding awards granted under the Original Plan, and an additional 2,876,668 shares were available for new award grants under the Original Plan. The Amended Plan will increase by 3 million the number of shares authorized for issuance bringing the total available for issuance up to 5,876,668.

If the requisite shareholder approval is not obtained, the Amended Plan will not take effect but the Company may continue to grant awards under the Original Plan in accordance with the current terms and conditions of the Original Plan.

We believe that equity incentives are critical to our success. Shareholder approval of the Amended Plan will allow us to continue to provide such incentives in a way that benefits both our employees and our shareholders.

Significant Historical Award Information

The following table provides information regarding the grant of equity awards under the Original Plan over the past three completed fiscal years:

Key Equity Metrics

	2013	2014	2015
Equity burn rate(1)	0.3%	0.3%	0.2%
Dilution(2)	3.9%	2.8%	2.4%
Overhang(3)	1.9%	1.1%	0.8%

(1)

Equity burn rate is calculated by dividing the gross number of shares issuable pursuant to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period. In determining the gross number of shares issuable, we have not excluded shares cancelled or forfeited during the period and have counted performance shares in the year in which they are earned rather than the year in which they were granted.

(2)

Dilution is calculated by dividing the sum of (x) the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants at the end of the fiscal year, by the number of shares outstanding at the end of the fiscal year.

(3)	Overhang is calculated by dividing the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Summary of the Amended Plan

The following is a summary of the principal features of the Amended Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached to this Proxy Statement as Annex B.

The Amended Plan is administered by the Compensation Committee. The Compensation Committee has, among other powers, the power to establish rules and regulations for administering the Amended Plan and to perform other acts relating to the Amended Plan. Decisions of the Compensation Committee are final and conclusive on all parties. The Board may appoint another committee to perform the functions of the Compensation Committee under the Amended Plan.

The Compensation Committee has the discretion to grant to eligible participants one or more equity based awards, including options, stock appreciation rights, stock awards (including time-based and/or performance-based restricted stock) and stock units (including time-based and/or performance based restricted stock units), or any combination thereof. The Compensation Committee has the discretion to determine the number or amount of any award to be awarded to any participant subject to the following limitations:

•	during any calendar year, employees may not be granted awards with respect to more than 500,000 shares of our stock; and

•	during any calendar year, non-employee directors may not be granted awards with a dollar value in excess of $500,000.

Awards to directors shall be recommended by the Compensation Committee and approved by the full Board.

If a dividend, recapitalization, stock split, or other similar corporate event or transaction (more fully described in Section 7 of the Amended Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the Amended Plan, the Compensation Committee shall, in such manner as it may deem equitable and appropriate, adjust: (i) the number of shares (or other securities) which may be made the subject of awards, (ii) the number of shares subject to outstanding awards, (iii) the exercise price with respect to any award, and (iv) any other provision determined by the Compensation Committee to be necessary for an equitable adjustment. The Compensation Committee may not take any other action to directly or indirectly reduce, or have the effect of reducing, the total exercise price of any option as established at the time of grant.

Awards may provide that upon their exercise the holder will receive cash, stock, other securities or other awards or any combination thereof, as the Compensation Committee determines. Any shares of stock deliverable under the Amended Plan may consist in whole or in part of authorized and unissued shares or treasury shares acquired by the Company.

Except in the case of substitute awards, the exercise price under any stock option and the grant price of any stock appreciation right will not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. The Compensation Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made. Under the Amended Plan, determinations of the fair market value of shares of the Company’s common stock will be based on the average of the high and low trading price on the date in question and determinations of fair market value with respect to other property will be made in accordance with methods or procedures established by the Compensation Committee.

No awards may be granted under the Amended Plan after May 19, 2026.

Awards

Options.    An option is a right to purchase from the Company a stated number of shares at an exercise price and for a period of time established by the Compensation Committee. The duration of options granted under the Amended Plan will be established by the Compensation Committee but may not exceed ten years. The Compensation Committee may impose a vesting schedule on options, and will determine the acceptable form(s)

in which the exercise price may be paid. In general, options are exercisable following termination of employment for 12 months, if such options were exercisable at the time of termination. Upon termination of employment by reason of the holder’s death or disability, options held by the holder shall become exercisable in full, and may be exercised at any time prior to the earlier of (i) one year following the date of such death or disability or (ii) the expiration date of such option.

Options granted under the Amended Plan may be “incentive stock options” (“ISOs”), which afford certain favorable tax treatment for the holder, or “nonqualified stock options” (“NQSOs”). See “Tax Matters” below. Under the Amended Plan, we are restricted from granting “reload” options.

Stock Appreciation Rights.    A stock appreciation right (“SAR”) is the right to receive an amount equal to the excess of the fair market value of the shares underlying the SAR over the base price of the SAR. The settlement amount of SARs may be paid in cash or shares. The Compensation Committee determines the terms of each SAR at the time of the grant. Any SAR may not have a base price less than the fair market value of the stock on the date the SAR is granted and cannot have a term of longer than ten years. The employment termination provisions applicable to SARs are the same as those described above for options.

Stock Awards and Stock Units.    The Compensation Committee may issue stock awards in the form of “bonus stock” (i.e. shares not subject to any restrictions or limitations) or in the form of “restricted stock”. In addition, the Compensation Committee may issue stock unit awards which are awards payable in cash or stock at a future date and represented by a bookkeeping credit. Stock unit awards may also be in the form of units not subject to any restrictions or limitations or in the form of “restricted stock units”.

In the case of both restricted stock and restricted stock units, the award is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. The restrictions may lapse separately or in combination, at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established performance goals, and in such installments, or otherwise, as the Compensation Committee may determine. Except to the extent provided in the applicable award agreement, a participant granted restricted stock will have all of the rights of a shareholder, including, without limitation, the right to vote and the right to accrue dividends equal to the dividends paid on shares of common stock. If provided in the applicable award agreement, a holder of restricted stock units may be entitled to dividend equivalents with respect to such restricted stock units, which may be paid currently or credited to the participant’s account. No participant may accrue more than $500,000 in dividend equivalents in any calendar year.

Upon termination of employment during the restriction period by reason of the holder’s death or permanent and total disability, any restricted stock and restricted stock units held by the participant will fully vest and be settled. Also, the Compensation Committee may establish provisions applicable to restricted stock and restricted stock units upon termination of employment that differ from those contained in the Amended Plan.

The Committee has the discretion but is not required to structure awards to meet the criteria of “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code.

Transferability

The Amended Plan provides that, except as described in the following sentence, no options or SARs granted under the Amended Plan may be transferred or otherwise encumbered by the individual to whom it is granted, other than by will, court order or by designation of a beneficiary and that, during the individual’s lifetime, each award will be exercisable only by the individual or by the individual’s guardian or legal representative. The Compensation Committee may permit options or SARs to be transferred to an optionholder’s or SAR holder’s family members or a trust for the benefit of family members, or to certain controlled corporations. Shares represented by restricted stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Compensation Committee, during the applicable vesting period.

Change in Control

In the event of a “Change in Control”:

•

with respect to each outstanding award that is assumed or substituted in connection with the Change in Control, if the participant’s employment is terminated by the Company without Cause, or by the participant with Good Reason, within the 18-month period following the Change in Control, the awards held by the participant will become fully vested and any restrictions applicable to such awards shall automatically lapse; and

•

any outstanding awards that are not assumed or substituted in connection with the Change in Control will become fully vested upon the Change in Control and any restrictions applicable to such awards shall automatically lapse (with the exception of options granted within one year of the Change in Control which will vest proportionately based on the number of months the grant was outstanding compared to original vesting period).

The terms “Cause”, “Good Reason” and “Change in Control” are all defined in the Amended Plan.

Eligibility and Participation

Any employee of the Company or its affiliates, including any executive officer, and any director of the Company, will be eligible to receive awards under the Amended Plan. Additionally, any holder of an outstanding equity based award issued by a company acquired by the Company may be granted a substitute award under the Amended Plan. The Company and its affiliates had approximately 66,000 employees and directors as of December 31, 2015.

Amendment and Termination

The Compensation Committee may at any time terminate, suspend or discontinue the Amended Plan. The Compensation Committee may amend the Amended Plan at any time, provided that no amendment may be made without the approval of the Company’s shareholders (a) to the extent that such approval is required by applicable law or by the listing standards of any applicable exchange(s) on or after the adoption of the Amended Plan, (b) to the extent that such amendment would materially increase the number of securities which may be issued under the Amended Plan, (c) to the extent that such amendment would materially modify the requirements for participation in the Amended Plan, (d) to the extent that such amendment would accelerate the vesting of any restricted stock or restricted stock units under the Amended Plan except as otherwise provided therein or (e) to the extent that such amendment would permit or would result in the purchase of any or all outstanding Options with an Exercise Price greater than fair market value.

Grants and Awards as of December 31, 2015

As of December 31, 2015, the following awards are outstanding under the Original Plan for each of the executive officers named below, all current executive officers as a group, all non-employee directors as a group, and all other employees, respectively:

	Number of Shares Underlying Options/SARs	Weighted Average Exercise Price of Options/SARs	Number of Shares Underlying Restricted Stock Awards/Stock Units Awards(1)
Richard D. Fain	154,112	$37.24	220,186
Jason T. Liberty	—	—	38,885
Adam M. Goldstein	—	—	101,682
Michael W. Bayley	13,463	$31.35	82,468
Harri U. Kulovaara	2,597	$46.18	31,007
All Executive Officers as a Group (10 people)	220,855	$35.72	622,571
All Non-Employee Directors as a Group (11 people)	47,331	$25.55	15,092
All Other Employees	143,623	$33.26	687,197

(1)	For purposes of this column, all unvested performance shares as of December 31, 2015 are reflected at target.

New Plan Benefits

Any awards under the Amended Plan will be at the discretion of the Compensation Committee or its delegate. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the Amended Plan.

As of March 30, 2016, the closing price on the New York Stock Exchange of the Company’s common stock was $80.35 per share.

Tax Matters

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Amended Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Nonqualified Stock Options.    An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive Stock Options.    An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition”, as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax in the year of exercise.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

Stock Appreciation Rights.    Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. The amount of cash, or the value of stock received upon exercise of the SAR will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Stock and Restricted Stock.    A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder generally will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the stock is no longer subject to vesting restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. With respect to a stock award that is not subject to vesting restrictions, the holder will generally recognize ordinary income on the grant date in an amount equal to the fair market value of such shares on the grant date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of stock or restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the vesting restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units.    The grant of an award of restricted stock units, including units with performance conditions, will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Amended Plan may be subject to the requirements of Section 457A of the Internal Revenue Code (regarding certain nonqualified deferred compensation), and (iv) if the exercisability or vesting of any award is accelerated because of a change in control, such award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their awards. The Amended Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Amended Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN.

PROPOSAL 4 — RATIFICATION OF PRINCIPAL INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our principal independent auditor for the fiscal year ending December 31, 2016. PricewaterhouseCoopers LLP has served us in this capacity for over 25 years. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions from the shareholders and to make a statement if the representative desires to do so.

Although ratification by the shareholders of the appointment of our principal independent auditor is not legally required, the Board believes that such action is desirable. If the shareholders do not approve this proposal, the Audit Committee will consider selecting another independent registered public accounting firm for fiscal year 2016 and future fiscal years.

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2015 and 2014 were:

	2015	2014
Audit fees	$2,646,380	$2,579,542
Audit-related fees	184,447	196,638
Tax fees	87,858	97,562
All other fees	7,750	7,000

Total	$2,926,435	$2,880,742

Pursuant to the terms of its charter, the Audit Committee approves all audit and audit-related engagement fees and terms and all non-audit engagements with the principal independent auditor. The Chairman of the Audit Committee also has the authority to approve any non-audit engagements with the independent registered public accounting firm but must report any such approvals to the Audit Committee at its next meeting. Our Audit Committee was not called upon in the fiscal years ended December 31, 2015 or 2014 to approve, after the fact, any non-audit, review or attest services pursuant to the pre-approval waiver provisions of the auditor independence rules of the SEC and the Audit Committee charter.

The audit fees for the fiscal years ended December 31, 2015 and 2014 were for professional services rendered for the integrated audits of the Company’s consolidated financial statements and system of internal control over financial reporting, quarterly reviews, statutory audits required by foreign jurisdictions, consents and review of documents filed with the SEC. The audit fees for the fiscal year ended December 31, 2014 reflect an increase of $51,037 of additional audit fees that were invoiced in 2015.

The audit-related fees for the fiscal years ended December 31, 2015 and 2014 were primarily for the audits of employee benefit plans and other attest services.

Tax fees for the fiscal year ended December 31, 2015 and 2014 were for services performed in connection with international tax compliance and transfer pricing services.

All other fees for the fiscal year ended December 31, 2015 and 2014 were for subscription fees for accounting and auditing research software.

The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four non-management directors, each of whom meets the independence and financial literacy requirements of the New York Stock Exchange. In addition, three of the four members qualify as “audit committee financial experts” as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board of Directors, which may be accessed on our website at rclcorporate.com/investors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. In accordance with the charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s principal independent auditor; the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements in connection with the foregoing.

It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal controls over financial reporting. The internal auditor’s responsibility is to review and, when appropriate, audit the internal controls over financial reporting. The Company’s principal independent auditor has the responsibility to express an opinion on the financial statements and internal controls over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s principal independent auditor all annual and quarterly financial statements prior to their issuance. During 2015, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the principal independent auditor of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the principal independent auditor matters relating to its independence, including the written disclosures and letter from the principal independent auditor to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independence of the principal independent auditor.

The Audit Committee also has reviewed and discussed with management, the internal auditor and the principal independent auditor the Company’s internal controls report and the auditor’s attestation of the report.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

William L. Kimsey, Chairman

Maritza G. Montiel

Bernt Reitan

Vagn O. Sørensen

PROPOSAL 5 — SHAREHOLDER PROPOSAL

Robert L. Kurte and Harold Kurte, 2701 Edgewater Court, Weston, Florida 33332-3403, shareholders of 1,000 shares of Royal Caribbean common stock, have advised us that they intend to present a proposal at this year’s Annual Meeting. In accordance with applicable proxy regulations, the proposal, for which the Board and the Company accept no responsibility, is set forth below.

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RESOLVED: Shareholders of Royal Caribbean Cruises Ltd. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw as follows:

Require that Royal Caribbean include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below. Royal Caribbean shall allow stockholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the number of directors then serving or two, whichever is greater. This bylaw, which shall supplement existing rights under Royal Caribbean’s bylaws, providing that a Nominator must:

1.	have beneficially owned 3% or more of Royal Caribbean’s outstanding common stock, including recallable loan stock, continuously for at least three years before submitting the nomination;

2.

give Royal Caribbean within the time period identified in the bylaws, written notice of the information required by the bylaws, any rules of the Securities and Exchange Commission about (i) the nominee, including consent to be named in the proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

3.

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with Royal Caribbean shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting materials other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at Royal Caribbean.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and any applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

Supporting Statement

We believe long-term stockholders should have a meaningful voice in nominating directors. Proxy access is increasingly recognized as a corporate governance gold standard and is supported by a wide array of leading institutional investors.

Board of Directors’ Response

Royal Caribbean is committed to strong corporate governance practices, including accountability to our shareholders. As part of this commitment, our Board considers shareholder-supported mechanisms which enhance shareholder rights while simultaneously promoting the long-term interests of the Company. However, as the landscape on proxy access continues to evolve, the Board is cognizant that there exist different viewpoints with respect to the issue of proxy access in general and/or how it should be implemented. The Board does not believe in a one-size-fits-all approach and would like to better understand the position of our shareholder group as a whole before taking any action with respect to proxy access.

Accordingly, the Board makes no recommendation, positive or negative, with respect to the shareholder proposal. While the shareholder proposal is advisory in nature and non-binding, the Board will take the results of the vote into consideration together with any other input from shareholders and other relevant factors in making an informed decision regarding whether, and the proper terms upon which, to implement proxy access in the best interests of the Company and its shareholders.

Board Recommendation

THE BOARD MAKES NO VOTING RECOMMENDATION WITH RESPECT TO THE SHAREHOLDER PROPOSAL.

PROPOSALS OF SHAREHOLDERS FOR NEXT YEAR

Proposals of shareholders intended to be considered for inclusion in our proxy statement for our 2016 Annual Meeting of Shareholders must be received by our Corporate Secretary no later than December 9, 2016 at our executive offices: 1050 Caribbean Way, Miami, Florida 33132. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy statements. Any proposals for consideration at our next Annual Meeting, but not included in our proxy statement, must be received by the Corporate Secretary of the Company no later than January 20, 2017.

SOLICITATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. Okapi Partners has been retained to assist in soliciting proxies at a fee of approximately $10,000, plus distribution costs and other expenses. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Under the SEC rules, delivery of one proxy statement and annual report to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding”, applies to you if all of the following criteria are met:

(1)	You have the same address as other security holders registered on our books;

(2)	You have the same last name as the other security holders; and

(3)	Your address is a residential address or post office box.

If you meet these criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

For Registered Shareholders

Only one proxy statement and annual report will be delivered to the shared mailing address. You will, however, still receive separate mailings of important and personal information, as well as a separate proxy card.

What do I need to do to receive just one set of annual disclosure materials?

You do not have to do anything. Unless Broadridge is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single proxy statement/annual report in the future unless you notify us otherwise.

What if I want to receive multiple sets of materials?

If you would like to receive multiple sets of materials, call or write Broadridge at 800-542-1061 or 51 Mercedes Way, Edgewood, NY 11717. A separate set of materials will be sent to you promptly.

What if I consent to have one set of materials mailed now, but change my mind later?

Call or write Broadridge to turn off the householding instructions for yourself. You will then be sent a separate proxy statement and annual report within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, ROYAL CARIBBEAN CRUISES LTD., 1050 CARIBBEAN WAY, MIAMI, FLORIDA 33132.

ANNEX A TO PROXY STATEMENT

Reconciliation of non-GAAP and GAAP financial measures

In the proxy statement, we have provided certain non-GAAP financial information to aid shareholders in better understanding our executive compensation programs. More specifically, we present Adjusted Earnings per Share for 2015, which adjusts GAAP Earnings per Share to exclude certain items that we believe adjusting for is meaningful when assessing our performance on a comparative basis. For 2015, these items included the impairment of the Pullmantur related assets.

Adjusted Earnings per Share for 2015 has been calculated as follows (in thousands, except per share data):

Year Ended December 31, 2015
Net Income	$665,783
Impairment of Pullmantur related assets(1)	399,283

Adjusted Net Income	$1,065,066

Weighted-Average Shares Outstanding - Diluted	220,689

Earnings per Share - Diluted	$3.02
Net Adjustment to Net Income (Increase)	1.81

Adjusted Earnings per Share - Diluted	$4.83

(1)	Includes a net deferred income tax benefit of $12.0 million related to the Pullmantur impairment.

1

ANNEX B TO PROXY STATEMENT

Royal Caribbean Cruises Ltd.

2008 Equity Incentive Plan

Amended and Restated as of                     , 2016

Section 1. Purpose and Effectiveness

(A) The purpose of this 2008 Equity Incentive Plan, as amended and restated (the “Plan”), is to promote the success of Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), by providing a method whereby employees and directors of the Company and its Affiliates may be encouraged to increase their proprietary interest in the Company’s business. By offering incentive compensation opportunities that are based on the Company’s common stock, the Plan will motivate Participants to achieve long-range goals, further identify their interests with those of the Company’s other shareholders, and promote the long-term financial interest of the Company. The Plan is further intended to aid in attracting and retaining persons of exceptional ability and leadership qualities to become officers, employees, and directors of the Company and its Affiliates.

(B) The Plan, as set forth herein, is effective as of the Effective Date (as defined in Section 11) and is an amendment and restatement of the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan, as amended, which was adopted as of March 7, 2008 and approved by stockholders on May 13, 2008 (the “2008 Plan”). Awards granted to Participants under the 2008 Plan prior to the Effective Date shall be treated in accordance with the terms and conditions of the 2008 Plan as in effect prior to the Effective Date.

(C) No Awards may be granted under the Plan following the 2026 annual meeting of the Company’s shareholders.

Section 2. Definitions and Rules of Construction

(A) Defined Terms.    Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

(i) “Affiliate” means any business entity, regardless of whether organized as a corporation, limited liability company, partnership or any other legal form, in which the Company has (i) an ownership of 50% or greater, or (ii) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(ii) “Agreement” means a written instrument (including an electronic instrument), which need not be executed by the Participant, that sets out the terms of the grant of an Award, as any such Agreement may be supplemented or amended from time to time.

1

ANNEX B TO PROXY STATEMENT

(iii) “Award” means any award or benefit granted under the Plan, as further defined in Section 5(A) of the Plan.

(iv) “Beneficiary” means the individual(s) designated by the Participant to succeed to his/her rights in all Awards granted to him/her under the Plan in the eventuality of his/her death or Disability.

(v) “Board” means the Board of Directors of the Company.

(vi) “Cause” shall mean (1) if such term is defined in an employment agreement between the Participant and the Company or Affiliate, as such term is defined therein or (2) (a) an act of material dishonesty, including, without limitation, fraud, misappropriation, embezzlement, financial misrepresentation or other similar behavior, (b) conviction of, or the entry of a plea of guilty or nolo contendere to, the commission of a felony; (c) an action or failure to act that demonstrates a conflict of interest in which the person acts for his or her own benefit to the detriment of the Company; (d) an action or failure to act that constitutes a material breach of the person’s duties to the Company; or (e) the failure to follow the lawful directives of the Company provided that those directives are consistent with the person’s duties to the Company.

(vii) “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Voting Securities”);

(2) during any period of 24 consecutive months, a majority of the Board shall no longer be composed of individuals (a) who were members of the Board on the first day of such period, or (b) whose election or nomination to the Board were approved by a vote of at least a majority of the members of the Board who were members of the Board on the first day of such period, or (c) whose election or nomination to the Board was approved by a vote of at least a majority of the members of the Board referred to in the foregoing subclauses (a) and (b);

(3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) unless, following such Business Combination (a) the beneficial owners of the Voting Securities of the Company immediately prior to the Business Combination beneficially own more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, and (b) at least a majority of the board of directors of the corporation resulting from such Business Combination were members of the Company’s Board at the time of the action of the Company’s Board providing for such Business Combination;

(4) consummation of a reorganization, merger or consolidation with another corporation or business entity not already under common control with the Company, or the acquisition of stock or assets of such other corporation or business entity, if the market capitalization of the other corporation or entity, or the stock or assets acquired, is equal to or greater than the Company’s market capitalization immediately prior to the closing of such transaction; or

(5) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(viii) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

(ix) “Committee” means the Compensation Committee of the Board.

(x) “Company” means Royal Caribbean Cruises Ltd., a Liberian corporation and any successor entity.

2

ANNEX B TO PROXY STATEMENT

(xi) “Date of Grant” means the date on which the Committee takes the corporate actions necessary to fix the major terms of an Award to a specified Eligible Individual, including, in the case of an Option, the number of Shares subject to the Option and the applicable Exercise Price.

(xii) “Director” means a duly elected or appointed member of the Board or the Board of Directors of an Affiliate.

(xiii) “Disability” means, unless otherwise provided in an Award Agreement, a disability that would entitle a Participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee; provided, a disability shall not be considered a Disability with respect to any 409A Covered Award (as defined in Section 10(I)) that provides for a payment upon Disability unless such disability also constitutes a “disability” as defined in Treasury Regulation section 1.409A-3(i)(4) or a successor provision; further provided, that with respect to an Incentive Stock Option, disability shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(xiv) “Eligible Individual” means an Employee or Director who is described in Section 3(A) of the Plan.

(xv) “Employee” means an individual who is employed by the Company or any Affiliate.

(xiv) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

(xv) “Executive Officer” means an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Company for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of the Plan.

(xvi) “Exercise Price” means the price that must be paid by an Optionee upon exercise of an Option to purchase a share of Stock.

(xvii) “Fair Market Value” of a Share of Stock as of any date means the mean between the highest and lowest reported sale prices of the Stock (i) on the date on the principal exchange or market on which the Stock is then listed or admitted to trading, or (ii) if the day is not a date on which such exchange or market is open, the last preceding date on which there was a sale of such Stock on such exchange or market, or (iii) as otherwise determined by the Committee, in good faith and in a manner consistent with Section 409A of the Code, if the Stock is not listed on an exchange.

(xviii) “Good Reason” shall mean (i) if such term is defined in an employment agreement between the Participant and the Company or Affiliate, as such term is defined therein or (ii) (a) the assignment to the person without the person’s consent of any duties materially inconsistent with the person’s position (including status, offices and titles), authority, duties or responsibilities as they existed prior to the Change of Control; (b) any action by the Company which results in a material diminution in the person’s position, authority, duties, responsibilities, compensation or benefits as they existed prior to the Change of Control without the person’s consent; or (c) the Company requiring that the person relocate his or her principal business office more than 100 miles from the location existing prior to the Change of Control without the person’s consent.

(xix) “Option” means a right to purchase from the Company a stated number of Shares at an Exercise Price and for a period of time established by the Committee.

(xx) “Optionee” means an Eligible Individual who has received an Option under this Plan, for the period of time during which such Option is held in whole or in part.

(xxi) “Option Shares” means, with respect to any Option granted under this Plan, the Stock that may be acquired upon the exercise of such Option.

(xxii) “Non-Employee Director” means a Director who is not an Employee.

3

ANNEX B TO PROXY STATEMENT

(xxiii) “Participant” means an Eligible Individual who has received an Award under this Plan.

(xxiv) “Settlement Date” means the date on which Stock, cash, cash equivalents, or any combination thereof are transferred by the Company to a Participant with respect to, and in settlement of, a prior contractual commitment made by the Company to such Participant under the Plan in the form of Stock Units or Stock Appreciation Rights, or the net settlement of an Option.

(xxv) “Shares” or “Stock” mean shares of the common stock of the Company, par value $.01, subject to any adjustments made under Section 7 of the Plan or by operation of law.

(xxvi) “Subsidiary” of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code) of the Company An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(xxvii) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(xxviii) “Termination of Service”, “Terminate” or “Termination” occurs when a Participant ceases to be an Employee or a Director of the Company and its Affiliates, as the case may be, for any reason. With respect to any Section 409A Covered Award, a Participant’s Termination of Service means a Participant’s “separation from service” (as such term is defined and used in Section 409A of the Code).

(xxix) “Vest”, “Vested”, and “Vesting” means, with respect to any portion of an Award, that the Award will not be forfeited by the Participant pursuant to the provisions of this Plan in the event the Participant Terminates Service with the Company or any Affiliate; provided, however, that in the event the Award is based on the achievement of individual, divisional, corporate or other goals, the “Vesting” of the Award shall occur upon the later of (x) the date such Award is no longer forfeitable in the event the Participant Terminates Service with the Company or any Affiliate and (y) the date that achievement of the applicable goals is determined by the Committee.

(xxx) “Vesting Date” with respect to any Award granted hereunder means the date on which such Award becomes Vested, as designated in or determined in accordance with the Plan and with the Agreement with respect to such Award. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

(B) Rules of Construction.    Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

(A) The persons who shall be eligible to participate in the Plan and to receive Awards shall be such Employees (including Executive Officers) and Directors, as the Committee, in its sole discretion, shall select. Awards may be made to Eligible Individuals who hold or have held Awards under this Plan or any similar plan or other awards under any other plan of the Company. Holders of Options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder. Any member of the Committee shall be eligible to receive Awards while serving on the Committee.

(B) Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. All Awards made to members of the Board shall be recommended by the Committee and approved by the full Board. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan

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ANNEX B TO PROXY STATEMENT

(including without limitation, determinations of which individuals, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, under the Plan.

Section 4. Stock Subject to Plan

(A) Subject to the following provisions of this Section 4 and to the provisions of Section 7, the maximum number of Shares with respect to which any Awards may be granted, including Awards of Incentive Options as defined in Section 5(A)(i), during the term of the Plan (including Shares previously approved by the Company’s shareholders) shall be 14,000,000. During any calendar year, no one individual (other than a Non-Employee Director) shall be granted, under this Plan, Awards with respect to more than 500,000 Shares. During any calendar year, no one Non-Employee Director shall be granted, under this Plan, Awards with a dollar value, measured as at Date of Grant, exceeding $500,000. Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance hereunder.

(B) During the term of this Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of this Plan. Shares will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(C) The grant of any Award hereunder shall count, equal in number to the Shares represented by such Award, towards the share maximum indicated in Section 4(A). To the extent that (i) any outstanding Option for any reason expires, is terminated, forfeited or canceled without having been exercised, or if any other Award is forfeited or otherwise does not result in the delivery of Shares by the Company, and (ii) any Shares covered by an Award are not delivered because the Award is settled in cash, such Shares shall be deemed to have not been delivered and shall be restored to the share maximum.

Section 5. Forms and Terms of Awards under the Plan

(A) In General.    The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:

(i) Incentive Stock Options.    An incentive stock option (an “Incentive Option”) is any Option that complies with the requirements of Section 422 of the Code.

(ii) Nonqualified Stock Options.    A nonqualified stock option (a “Nonqualified Option”) is any Option that is not an Incentive Option.

(iii) Stock Appreciation Rights.    A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment an amount based on appreciation in the value of Stock over a base price established in the Award, at times and upon conditions (which may include a Change of Control) as may be approved by the Committee.

(iv) Stock Awards.    Stock awards may be in the form of Shares not subject to any restrictions or limitations imposed by this Plan (“Bonus Stock”), or of Restricted Stock. “Restricted Stock” is an Award of Shares that is issued to a Participant such that the Participant is thereupon the legal owner of such Shares with all of the attendant rights and privileges of ownership (unless otherwise provided in the accompanying Award Agreement), but remains subject to a risk of forfeiture of such ownership back to the Company for a period of time specified on the Date of Grant. Such forfeiture may be conditioned on the continued performance of services or on the achievement of individual, divisional, corporate, or other goals. Restricted Stock will also be subject to restrictions on transfer and such other restrictions on incidents of ownership as may be set forth in the Award Agreement, and for such period of time, as the Committee may determine.

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ANNEX B TO PROXY STATEMENT

(v) Stock Unit Awards.    A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping credit, in which both the number of Shares and the Settlement Date are fixed on the Date of Grant. The value of each Stock Unit equals the Fair Market Value of a share of Stock, as such value may change up to the date the Stock Unit is settled. Stock Units may be in the form of Stock Units not subject to any restrictions or limitations imposed by this Plan (“Deferred Stock Units”), or of “Restricted Stock Units”, in which case, the settlement of the Award may be made contingent, in the sole discretion of the Committee, upon (A) solely continued service, (B) the achievement of individual, divisional, corporate, or other goals, and/or (C) other limitations or restrictions. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights or dividends with respect to Stock, unless and until actually paid out in the form of Stock. The restrictions and limitations imposed on Restricted Stock Unit Awards may vary among Participants and from year to year, and the Committee may assign varying titles to different forms of Restricted Stock Units.

(B) Provisions Applicable to All Forms of Awards.

(i) Subsequent to the grant of any Award, the Committee may, at any time before the complete expiration of such Award, accelerate the time or times at which such Award may become nontransferable, exercisable and/or settled, in whole or in part.

(ii) To the extent that the Company is required to withhold any Federal, state or other taxes in respect of any compensation income realized by the Participant in respect of Shares acquired pursuant to an Award, or in respect of the exercise, settlement, or vesting of any such Awards, then, except as otherwise agreed between the Company and the Participant prior to the date of the required withholding, the Company shall deduct from either the Shares issuable or any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or other taxes required to be so withheld; provided however, that if the Company deducts from the Shares issuable, the dollar value of the Shares deducted may not be greater than the minimum amount required under the tax laws. If such payments are insufficient to satisfy such Federal, state or other taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

(C) Provisions Applicable to Options and Stock Appreciation Rights.

(i) Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Options, the date when each Option shall be granted, the number of Shares subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option, and the Exercise Price of the Option Shares. Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each Optionee shall be notified of such grant and a written Agreement shall be delivered by the Company to the Optionee. Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.

(ii) Option Agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to an Option or Stock received by any other Optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of shares acquired pursuant to the exercise of Options, provisions conditioning the grant of the Option or future Options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

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ANNEX B TO PROXY STATEMENT

(iii) The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee on the Date of Grant and may not be less than 100% of the Fair Market Value of the Option Shares on the Date of Grant or, if specified by the Committee, on a date subsequent to the Date of Grant that is identified as the effective date of the Award. All Options shall specify the term during which the Option may be exercised, which shall be in all cases ten years or less.

(iv) No Option may be exercised in part or in full before the date(s) therefore set forth in its terms, other than in the event of acceleration as provided in Section 5(B)(i) or Section 7. No Option may be exercised after the Option expires by its terms as set forth in the applicable Agreement. In the case of an Option that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Option. The grant of an Option shall impose no obligation on the Optionee to exercise such Option.

(v) No Option shall be transferable other than by will or the laws of descent and distribution, other than pursuant to an order issued by a court of competent jurisdiction in connection with the divorce or bankruptcy of the Participant. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee or his/her court-appointed legal representative or transferee. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an option (i) to his/her spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the Optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Exchange Act, or for other purposes. The terms applicable to the assigned Option shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate.

(vi) If an Optionee has a Termination of Service by reason of his/her death or Disability prior to the expiration date of his/her Option, or if an Optionee dies subsequent to his/her Termination of Service on account of such Disability but prior to the expiration date of his/her Option, and in either case all or some portion of such Option is Vested and exercisable pursuant to the terms of this Plan and of the Option Agreement, such Option may be exercised by the Optionee or by the Optionee’s estate, personal representative or beneficiary, as the case may be, at any time prior to the earlier of (i) one year following the date of the Optionee’s death or disability, or (ii) the expiration date of such Option.

(vii) An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Share covered by his/her Option until he/she shall have become the holder of record of such Share, and he/she shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he/she shall have become the holder of record thereof.

(viii) Without the consent of the shareholders of the Company, except as provided in Section 7(A) or in connection with the grant of Substitute Awards, the Committee shall have no authority to effect (i) the repricing of any outstanding Options under the Plan, (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor new Options or other Awards, in any case covering the same or different numbers of Shares that has the effect of an indirect repricing, or (iii) cashing out Options that have an Exercise Price greater than the then-Fair Market Value of the Shares.

(ix) The following additional provisions shall be applicable to Incentive Options, but only if, and to the extent, required by section 422 of the Code:

(a) Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to those Eligible Individuals who are both (i) Employees of the Company and/or a Subsidiary, and (ii) citizens or resident aliens of the United States.

(b) To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Options granted hereunder may be

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ANNEX B TO PROXY STATEMENT

exercisable for the first time by the Optionee in any calendar year (under this Plan or any other compensation plan of the Company or any Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

(c) No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof, unless such Option (i) has an exercise price of at least 110% of the Fair Market Value of the Stock on the Date of Grant of such option; and (ii) cannot be exercised more than five years after the Date of Grant.

(d) The Exercise Price for Incentive Options shall not be less than the Fair Market Value of the Stock on the Date of Grant.

(x) Options that provide for the automatic grant of another Option upon exercise of the original Option (“Reload Options”) may not be granted under the Plan.

(xi) Each of the above provisions with respect to the granting, vesting, transferability, exercise and repurchase of Options, except to the extent they are applicable solely to (i) the actual purchase of stock and payment of consideration or (ii) Incentive Options, shall also apply to the grant of Stock Appreciation Rights by the Committee under the Plan.

(D) Provisions Applicable to Certain Stock Awards and Stock Unit Awards.

(i) Awards of Restricted Stock and Restricted Stock Units shall be subject to the right of the Company to require forfeiture of such Shares or rights by the Participant in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable vesting period established by the Committee for such Awards. Conditions for forfeiture (or repurchase) may be based on continuing employment or service or achievement of pre-established individual, divisional, corporate, or other goals.

(ii) A Stock Unit may provide the Participant with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired) (“Dividend Equivalents”), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

(iii) Shares represented by Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable vesting period. Such Shares shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of such Shares shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). To the extent Shares of a Restricted Stock Award become nonforfeitable, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant’s Beneficiary. Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. During the restriction period and unless otherwise provided in the Agreement evidencing the Award, the Participant shall have all the rights of a shareholder for all such Shares, including the right to vote and the right to receive dividends thereon as paid.

(E) Provisions Applicable to Stock Units.    The Committee may provide in the terms of a Stock Unit for the elective deferral by the Participant of the receipt of the actual payment of cash or Stock otherwise due and

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ANNEX B TO PROXY STATEMENT

payable to the Participant pursuant to such Award. In providing for such deferral, the Committee shall limit eligibility, and shall specify such rules regarding the timing and other features of the deferral, so as to comply with all applicable sections of ERISA, sections 409A and 457A of the Code, and the constructive receipt and similar doctrines of the internal revenue laws.

(F) Provisions Applicable to Qualified Performance-Based Compensation.

(i) Designation as Qualified Performance-Based Compensation. The Committee may (but is not required to) structure the terms and provisions of Stock Awards, Stock Units, and Dividend Equivalents granted to an Employee so that such Awards may constitute “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this paragraph (F) shall apply. The Committee may also grant Options or Stock Appreciation Rights under which the exercisability of the Options or Stock Appreciation Rights is subject to the achievement of performance goals as described in this paragraph (F) or otherwise.

(ii) Performance Goals.    When Awards are made under this paragraph (F), the Committee shall establish in writing (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for the Awards to qualify as “qualified performance-based compensation.” Under 162(m) of the Code the performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

(iii) Criteria Used for Objective Performance Goals.    The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, cost management, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on invested capital, growth in assets, unit volume, occupancy rates, sales, cash flow, market share, performance relative to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, customer satisfaction, geographic business expansion, acquisition or investment goals, cost targets or goals relating to investments, acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Such goals may be determined on an absolute or relative basis or as compared to specific competitor(s), peers or indices. The Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, including without limitations (a) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring changes (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (c) a change in applicable accounting standards.

(iv) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(v) Certification of Results. Prior to any payment of an Award intended to qualify as performance-based compensation, the Committee shall certify the performance results for the performance period specified in the

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ANNEX B TO PROXY STATEMENT

Award after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award.

(vi) Maximum Awards Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum amount of “qualified performance-based compensation” payable to any one Participant under the Plan for a given performance period is 500,000 shares, or in the event such performance-based compensation is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Award relates.

Section 6. Exercises of Stock Options

(A) A Vested Option may be exercised in whole or in part at any time during the term of such Option as provided in the Agreement; provided, however, that (i) unless otherwise provided by Section 5(C)(vi) or Section 7(E), an Option may be exercised only while the Optionee is an Eligible Individual, and (ii) each partial exercise shall be for whole Shares only. Unless otherwise provided by Section 5(B)(i), Section 7 or in the Agreement, that portion of an Option that has not become Vested as of the date the Optionee ceases to be an Eligible Individual shall lapse and be null and void.

(B) An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written or electronic notice of such exercise to the Company or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Option by the person entitled to exercise the Option in accordance with the procedures established by the Committee, its delegate and/or the brokerage firm approved by the Company, as applicable, and delivering full payment for the Shares with respect to which the Option is being exercised to the Company or the brokerage firm or firms, as applicable, along with full payment of all amounts which, under federal, state or other law, the Company is required to withhold upon exercise of the Option or adequate provision therefor.

(C) Except as noted in this paragraph, upon receiving notice of exercise and payment as set forth in Section 6(B) above, the Company will cause the Shares to be delivered to the Optionee (by delivery of a share certificate, electronic transfer or other lawful means), as soon as practicable, and shall evidence such transfer on the books and records of the Company. The Shares issued and delivered upon the exercise of an Option shall be fully paid and non-assessable. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(D) The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required for tax withholding purposes shall be determined by the Company and may consist of (i) cash, (ii) check, (iii) the tendering, by either actual delivery or by attestation, of whole shares of Stock, valued at Fair Market Value as of the day of exercise, (iv) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm acceptable to the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and other employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option may be transacted by the Optionee or by a broker designated by him/her (other than a payment described in clause (iv) above), and, if other than in cash, shall be set forth in the applicable agreement or (v) such other means as may be approved by

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ANNEX B TO PROXY STATEMENT

the Committee from time to time, including without limitation, by the withholding from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price.

(E) Each Agreement shall require that an Optionee pay to the Company, at the time of exercise of a Nonqualified Option, such amount as the Company deems necessary to satisfy the Company’s obligation to withhold federal or state income or other applicable taxes incurred by reason of the exercise or the transfer of Shares thereupon. To the extent permitted by the Agreement, an Optionee may satisfy such withholding requirements by having the Company withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the minimum amount required by law to be withheld.

Section 7. Events Affecting Plan Reserve or Plan Awards

(A) If (a) the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or (b) any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock, or other similar corporate event (including mergers or consolidations) affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the number of shares of Stock reserved for the Plan, (ii) the number of shares subject to outstanding Options and other Awards, (iii) the Exercise Price with respect to outstanding Options, and any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares subject to any Option shall always be a whole number. The Committee may provide for a cash payment to any Participant of an Award in connection with any adjustment made pursuant to this Section 7.

(B) Any such adjustment to an Option shall comply with Section 409A and any other applicable provisions of the Code and shall be made without a change to the total Exercise Price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices), and shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

(C) In the event of a Change in Control:

(i) With respect to each outstanding Award that is assumed or substituted in connection with the Change in Control, in the event the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason on or after the effective date of the Change in Control but prior to eighteen (18) months following the Change in Control, then:

1. any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

2. the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the Committee’s then best estimate of actual performance.

(ii) With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control:

1.	if such Award is an Option granted one year or more prior to the Change in Control, any unvested or unexercisable portion of such Award shall become fully vested and exercisable;

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ANNEX B TO PROXY STATEMENT

2.

if such Award is an Option granted less than one year prior to the Change in Control, such Award shall become fully vested and exercisable as to the number of Shares subject to such Option equal to (i) the number of Shares originally subject to such Option, multiplied by (ii) the number of whole months between the Grant Date and the Change in Control, divided by (iii) the number of months between the Grant Date and the date on which all Shares originally subject to such Option would have been fully vested and exercisable; and such Option shall terminate with respect to all remaining Shares subject to such Option.

3.

if such Award is not an Option, such Award shall become fully vested and all restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to such Award shall lapse immediately prior to the Change in Control and all Stock Unit Awards shall become immediately payable.

(iii) For purposes of this Section 7(C), an Award shall be considered assumed or substituted if, following the Change in Control, the Award is of substantially comparable value and remains subject to substantially the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(iv) Notwithstanding anything in this Section 7(C) to the contrary, with respect to any Award of Restricted Stock Units granted under this Plan that constitutes deferred compensation within the meaning of Section 409A of the Code, if the Change in Control does not constitute a “change in effective ownership or control” of the Company within the meaning of Section 409A of the Code, Restricted Stock Units shall vest as provided in this Section 7(C), but shall be payable to the Participant in accordance with the payment provisions of the applicable Award Agreement.

(D) If a Participant has a Termination of Service by reason of his/her death or Disability, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the Plan, unless the applicable Agreement provides otherwise, each outstanding Award granted to such Participant shall immediately become Vested and, if an Option, exercisable in full in respect of the aggregate number of shares covered thereby and, if a Stock Unit, promptly settled.

(E) If an Optionee has a Termination of Service for any reason other than his/her death or Disability prior to the expiration date of his/her Option, and all or some portion of such Option is Vested and exercisable pursuant to the terms of this Plan and of the Option Agreement, such Vested portion of the Option may be exercised by the Optionee at any time prior to the earlier of (i) twelve months following the date of the Optionee’s Termination, or (ii) the expiration date of such Option.

(F) The Company may determine whether any given leave of absence constitutes a Termination of Service and, if it does not, whether the time spent on the leave will or will not be counted as vesting credit; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided (a) the Employee’s right to reemployment is guaranteed either by statute or contract, or (b) for the purpose of military service, shall not be deemed a Termination of Service.

(G) Each of the above provisions, to the extent applicable to Options, except to the extent they are applicable solely to (i) the actual purchase of stock and payment of consideration or (ii) Incentive Options, shall also apply to the grant of Stock Appreciation Rights by the Committee under the Plan.

Section 8. Administration

(A) The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board.

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ANNEX B TO PROXY STATEMENT

(B) The Committee’s administration of the Plan shall be subject to the following:

(i) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the restrictions of Section 11, to cancel or suspend Awards.

(ii) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of those jurisdictions.

(C) The Committee may delegate to one or more Directors or officers of the Company, or a committee of such Directors or officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or Directors of the Company for purposes of Section 16 of the Exchange Act provided, however, that any such delegation shall conform with applicable law and the requirements of any exchange on which the Company’s securities are listed.

(D) The Company and its Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to an Employee’s or Participant’s employment (or other provision of services), Termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Company such evidence, data, or information, as the Committee or the Company considers desirable to carry out the terms of the Plan.

(E) The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the terms of the Plan and any Award granted hereunder, establish, amend and rescind such rules and regulations, as it deems necessary or advisable for the proper administration of the Plan and to take any such other action in connection with or in relation to the Plan, as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

(F) No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made by him/her or the Committee or the Board in good faith with respect to the Plan or any Award granted pursuant thereto.

(G) The Committee, the Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any attorneys, consultants, accountants or other persons employed to assist them in connection with the administration of the Plan.

Section 9. Government Regulations and Registration of Shares

(A) The Plan, and the grant and exercise of Awards hereunder, and the Company’s obligation to sell and deliver stock under Options and Stock Appreciation Rights, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

(B) The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.

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ANNEX B TO PROXY STATEMENT

(C) With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Options comply with the applicable provisions of Section 422 of the Code, that grants of “qualified performance-based compensation” comply with the applicable provisions of Section 162 (m) of the Code and that, to the extent applicable, all Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422, 162 (m) or 409A of the Code as set forth in the Plan ceases to be required under such section, the Committee, in its sole discretion, may decide that the applicable Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, or may modify an Award to bring it into compliance with any valid and mandatory government regulation.

Section 10. Miscellaneous Provisions

(A) Rights of Company.    Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall interfere in any way with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

(B) Designation of Beneficiaries.    Each Participant who shall be granted a Plan Award may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

(C) Payroll Tax Withholding.    To the extent that the Company is required to withhold any Federal, state or other taxes in respect of any compensation income realized by the Participant in respect of shares acquired pursuant to an Award, or in respect of the exercise, settlement, or vesting of any such Awards, then, except as otherwise agreed between the Company and the Participant prior to the date of the required withholding, the Company shall deduct from either Shares or any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or other taxes required to be so withheld. If such payments are insufficient to satisfy such Federal, state or other taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

Federal, state, and other tax due upon the exercise of any Award may, in the discretion of the Company, be paid in shares of Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6) as the Company shall determine which shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of all such federal, state and other taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to federal, state or other taxes of any kind required to be withheld by the Company.

(D) Employees Subject to Taxation Outside the United States.    The Committee may amend or modify the terms of the Plan or Awards with respect to Participants who reside or work outside the United States in order to conform such terms with the requirements of local law or tax law for a Participant and the Company. An award may be modified under this Section 10(D) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under

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ANNEX B TO PROXY STATEMENT

Section 16(b) of the Act for the Participant whose award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit individuals eligible to participate in the Plan who are non-U.S. nationals or who reside or work outside the United States to participate in the Plan.

(E) Exclusion from Benefit Computation.    By accepting an Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each Beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such Beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

(F) Use of Proceeds.    Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Company.

(G) Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Company shall require.

(H) Unfunded Status.    Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(I) Section 409A Compliance.    Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that is intended to comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 15.6. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the participant is deemed on the date of the Participant’s termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the participant’s Separation from Service, and (ii) the date

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ANNEX B TO PROXY STATEMENT

of the participant’s death. All payments delayed pursuant to this Section 15.6(a) shall be paid to the participant on the first day of the seventh month following the date of the participant’s Separation from Service or, if earlier, on the date of the participant’s death.

(ii) Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(iii) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

(J) Recoupment.    Dodd-Frank Clawback. The Committee shall full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, each Agreement evidencing Awards with performance conditions made to Employees who are at the Senior Vice President level or more senior shall include a provision which requires at a minimum that, in the event that:

•	required under regulations adopted under the Dodd Frank Wall Street Reform and Consumer Protection Act;

•

the Company’s financial statements covering the applicable performance period (the “Performance Period”) are restated due to material non-compliance with financial reporting requirements within two years of the end of the Performance Period; or

•

the Committee determines, in consultation with the Company’s Audit Committee, that there is a high likelihood that an out-of-period adjustment to the Company’s financial statements covering the Performance Period would be deemed to be material because there is alleged misconduct of one or more participants hereunder associated with the adjustment and, absent the adjustment, the benefits payable hereunder to such participant(s) would be materially greater, the Committee may require the Award holder to forfeit and/or repay an amount equal to the difference between the amount actually awarded pursuant to such Agreement based on the erroneous financial data and the amount of compensation that should have been awarded to the Award holder pursuant to such Agreement under the accounting restatement or the adjusted financial statements, as applicable, as determined by the Committee in its sole discretion taking into account those factors the Committee determines necessary or appropriate.

(K) Data Privacy.    As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Plan and Awards and the Participant’s participation in the Plan (“Plan Administration”). In furtherance of such implementation and administration, the Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, compensation, nationality, job title, information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data among themselves as necessary for the purpose of Plan Administration, the Company and its Affiliates may each transfer the data to any third parties assisting the Company in Plan Administration. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of Plan Administration, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary for Plan Administration. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with

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ANNEX B TO PROXY STATEMENT

respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Company’s discretion, the Participant may forfeit any outstanding Awards in the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources professional.

Section 11. Term; Amendment and Termination; Stockholder Approval of this Plan

(A) Term.    The Plan in this form shall be effective as of the date of the annual shareholders meeting in 2016 (the “Effective Date”) if the Company’s shareholders approve of the Plan. Subject to Section 11(B) hereof, no Awards may be granted under the Plan after May 19, 2026, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.

(B) Amendment and Termination.    The Committee may at any time terminate, suspend or discontinue this Plan. The Committee may amend this Plan at any time, provided that no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required by applicable law or by the listing standards of any applicable exchange(s) on or after the adoption of this Plan, (b) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (c) to the extent that such amendment would materially modify the requirements for participation in the Plan, (d) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan or (e) to the extent that such amendment would permit or would result in the purchase of any or all outstanding Options with an Exercise Price greater than the Fair Market Value of a Share of Stock or repricing of any Options under the Plan.

The Committee may at any time alter or amend any or all Award Agreements under this Plan to include provisions, or to effect a result, that would be authorized for a new Award under this Plan, so long as such an amendment would not require approval of the Company’s shareholders if such amendment were made to the Plan. Notwithstanding the foregoing, except as may be provided in Section 7(C), no such action by the Board or the Committee shall, in any manner adverse to a Participant, affect any Award then outstanding without the consent in writing of the affected Participant.

17

ROYAL CARIBBEAN CRUISES LTD. 1050 CARIBBEAN WAY MIAMI, FL 33132-2096 ATTN: INVESTOR RELATIONS Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E07263-P78428 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ROYAL CARIBBEAN CRUISES LTD. The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors For Against Abstain

1a. John F. Brock 1b. Richard D. Fain For Against Abstain

1c. William L. Kimsey 1d. Maritza G. Montiel 1e. Ann S. Moore 1f. Eyal M. Ofer 2. Advisory approval of the Company’s compensation of its named executive officers. 3. Approval of the amended and restated 2008 Equity Incentive Plan. 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

1g. Thomas J. Pritzker 1h. William K. Reilly 1i. Bernt Reitan 1j. Vagn O. Sørensen 1k. Donald Thompson The Board of Directors makes no voting recommendation with respect to the following proposal: 5. The shareholder proposal set forth in the accompanying proxy statement. NOTE: THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND, WITH RESPECT TO PROPOSAL 5, IN THE SAME PROPORTION AS OTHER SHARES FOR WHICH VALID AND TIMELY INSTRUCTIONS HAVE BEEN RECEIVED HAVE BEEN VOTED.

1l. Arne Alexander Wilhelmsen

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07264-P78428       ROYAL CARIBBEAN CRUISES LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2016

The undersigned hereby appoints Richard D. Fain and Jason T. Liberty, and each of them, as the undersigned’s attorneys and agents to vote as Proxy for the undersigned, as herein stated, at the annual meeting of shareholders of Royal Caribbean Cruises Ltd. to be held at the Intercontinental London Park Lane, One Hamilton Place, Park Lane, London W1J 7QY, on Friday, May 20, 2016 at 9:00 A.M., local time, and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse side and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 8, 2016, and Annual Report to Shareholders for 2015.

Continued and to be signed on reverse side